UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported) November 2, 2006
         -----------------------------------------------------------------

                                BRT REALTY TRUST
                                ----------------
               (Exact name of Registrant as specified in charter)


         Massachusetts            001-07172                      13-2755856
         ------------------------------------------------------------------
         (State or other      (Commission file No.)          (IRS Employer
           jurisdiction                                       of I.D. No.)
          incorporation)

          60 Cutter Mill Road, Suite 303, Great Neck, New York      11021
          ---------------------------------------------------------------
               (Address of principal executive offices)        (Zip code)

        Registrant's telephone number, including area code     516-466-3100
                                                               ------------
         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

         --       Written communications pursuant to Rule 425 under the
Securities Act (17 CFR 230.425)

         --       Soliciting material pursuant to Rule 14a-12 under the Exchange
Act (17 CFR 240.14a-12)

         --       Pre-commencement communications pursuant to Rule 14d-2(b)
under the Exchange Act (17 CFR 240.14d-2(b))

         --       Pre-commencement communications pursuant to Rule 13e-4(c)
under the Exchange Act (17 CFR 240.13e-4(c))

==============================================================================


Item 1.01         Entry into a Material Definitive Agreement

Please see the information contained in Item 8.01 of this report, which is incorporated herein by reference.

Item 8.01         Other Events

On November 2, 2006, entities wholly-owned by CIT Capital USA, Inc., (wholly-owned by CIT Group, Inc., (DEL)) and BRT Realty Trust (registrant or
BRT) entered into a joint venture agreement. The joint venture, known as BRT Funding LLC, will engage in the business of investing in short-term commercial real estate loans, commonly referred to as "bridge loans." The joint venture provides for an initial capitalization of up to $100 million, to be advanced as commercial real estate loans are funded by the joint venture, 75% of which will be provided by the CIT member of the joint venture and 25% by the BRT member of the joint venture. The joint venture contemplates obtaining a line of credit of up to $50 million, but there are no agreements or commitments in place with respect to such line of credit and there is no assurance that an acceptable line can be obtained.

The joint venture, which will be managed on a fee basis by the BRT member, will distribute net available cash to its members on a pro rata basis until each party receives annually a 9% return on outstanding advances, and, thereafter, any available net cash in excess of 9% will be distributed 37 1/2% to the CIT member and 62 1/2% to the BRT member. In addition, up to 2% of the origination fees paid by borrowers on loans originated by the joint venture will be distributed 37 1/2% to the CIT member and 62 1/2 % to the BRT member. Any origination fees received in any loan transaction exceeding 2%, but not exceeding 3%, will be paid to REIT Management Corp., BRT's adviser, and origination fees in excess of 3% will be paid 37 1/2% to the CIT member and 62% to the BRT member. BRT has agreed to present loan proposals to the joint venture for its consideration on a first refusal basis under procedures set forth in a joint venture agreement, with the first $50 million in principal amount of loans accepted by the joint venture to be originated solely by, and for the benefit of, the joint venture. Loans in excess of $50 million accepted by the joint venture will be shared 50/50 by the joint venture and BRT until the joint venture has a loan portfolio of $100 million of outstanding loans (up to $150 million if the maximum line of credit is obtained). If the joint venture sustains any loss of principal with respect to a loan which is foreclosed upon (principal amount of loan exceeds the amount received upon a foreclosure, net of all foreclosure expenses) the BRT member will reimburse the CIT Member up to 75% of the actual loss, but only to the extent that amounts received by the BRT member from cash distributions exceeds the BRT member's 9% return, with such reimbursement to be capped at two thirds of 1% of the highest aggregate principal amount of the venture's loans outstanding.

BRT will continue to originate loans for its own account, including, among others, loans which are made after the joint venture's loan portfolio exceeds $100 million (or, if the maximum line of credit is obtained, up to $150 million).

Registrant will pay a fee of 4% of the funds advanced by the CIT member, as and when such funds are advanced, to a merchant banking firm for services rendered in the transaction. The merchant banking firm involved in the transaction is unrelated to the registrant. However, an independent director of One Liberty Properties, Inc., which may be deemed an affiliate of registrant, is a managing director of the merchant bank.

A complete copy of the joint venture agreement (Limited Liability Company Agreement dated November 2, 2006) is attached as an exhibit to this report and should be referred to for all provisions of the joint venture agreement, as the above description is a summary of only the more important provisions of the agreement.

Item 9.01.   Financial Statements and Exhibits.

         (a) Financial Statements of Businesses Acquired. Not applicable.

         (b) Pro Forma Financial Information. Not required.

         (c) Shell Company transactions - Not applicable.

         (d) Exhibit 1.

          Limited Liability Company Agreement dated as of November 2, 2006.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   BRT REALTY TRUST



Date:     November 8, 2006         By:  /s/ Simeon Brinberg
                                   -----------------------------------
                                   Simeon Brinberg
                                   Senior Vice President and Secretary











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                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                                 BRT FUNDING LLC
                                 ---------------
                          Dated as of: November 2, 2006

===========================================================================



                                TABLE OF CONTENTS


     ARTICLE I  DEFINED TERMS ANDE RULES OF CONSTRUCTION..............................................1

     Section  1.01         Defined Terms..............................................................1

     Section 1.02          Other Defined Terms........................................................17

     Section 1.03          Governing Law..............................................................17

     Section 1.04          Rules of Construction......................................................17

     ARTICLE II  ORGANIZATION.........................................................................18

     Section 2.01          Formation and Continuation.................................................18

     Section 2.02          Name and Principal Place of Business.......................................18

     Section 2.03          Term.......................................................................19

     Section 2.04          Registered Agent, Registered Office and Foreign Qualification..............19

     Section 2.05          Purpose  19

     Section 2.06          Internal Business Activities and Maintenance of Separateness...............19

     Section 2.07          Limitations on Activities of the Company  .................................20

     Section 2.08          Qualified Loans.  .........................................................20

     Section 2.09          Limitations on Company Loans...............................................21

     Section 2.10          Shared Loans ..............................................................22

     Section 2.11          Further Limitations on Company Loans.......................................22

     ARTICLE III  MEMBERS AND INTERESTS...............................................................23

     Section 3.01          Admission of Members.......................................................23

     Section 3.02          Limitation on Liability....................................................23

     Section 3.03          Third-Party Debt Liability.................................................23

     Section 3.04          Compensation of Members....................................................24

     Section 3.05          Percentage Interests.......................................................24

     Section 3.06          Return of Capital..........................................................24

     Section 3.07          Ownership..................................................................24

     Section 3.08 Waiver of partition; nature of interests in the  Company............................24


     ARTICLE IV  MANAGEMENT...........................................................................24

     Section 4.01          Management.................................................................24

     Section 4.02          Major Decisions............................................................25

     Section 4.03          Loan Approval Process......................................................27

     Section 4.04          Conditions to Closing of Company Loans.....................................28

     Section 4.05          Limitation on Other Members' Rights to Manage the Company..................29

     Section 4.06          Accounting and Fiscal Year.................................................30

     Section 4.07          Books and Records..........................................................30

     Section 4.08          Access to Books and Records................................................30

     Section 4.09          Provision of Financial Statements and Reports..............................30

     Section 4.10          Reports....................................................................31

     Section 4.11          The Company Accountant.....................................................31

     Section 4.12          Reserves...................................................................31

     Section 4.13          Tax Matters................................................................31

     Section 4.14          Reimbursement for Certain Expenses.........................................32

     Section 4.15          Obligation of the Managing Member to Bear Expenses.........................32

     Section 4.16          Holding of REIT Qualifying Assets..........................................33

     Section 4.17          Loans Deemed Disapproved...................................................33

     ARTICLE V  CAPITAL...............................................................................33

     Section 5.01          Initial Capital Contributions..............................................33

     Section 5.02          Capital Calls..............................................................33

     Section 5.03          No Further Capital Contributions...........................................34

     Section 5.04          Method of Payment..........................................................35

     Section 5.05          Defaults in Making Capital Contributions and Remedies......................35

     ARTICLE VI  ALLOCATIONS..........................................................................36

     Section 6.01          Profits....................................................................36

     Section 6.02          Losses.....................................................................37

     Section 6.03          Special Allocations........................................................37

     Section 6.04          Curative Allocations.......................................................38

     Section 6.05          Other Allocation Rules.....................................................38

     Section 6.06          Tax Allocations; Code Section 704(c).......................................38

     ARTICLE VII  DISTRIBUTIONS.......................................................................39

     Section 7.01          Amounts Distributed........................................................39

     Section 7.02          Amounts Withheld...........................................................42

     Section 7.03          Limitations on Distributions...............................................42

     Section 7.04          Treatment of Certain Payments on Company Loans.............................42

     Section 7.05          Distributions and Payments to Members......................................43

     Section 7.06          Payments Due with respect to Lost Principal................................43

     Section 7.07          Payments to REIT...........................................................43

     ARTICLE VIII  ADMISSION OF MEMBERS AND RESTRICTIONS ON TRANSFER..................................44

     Section 8.01          No New or Additional Members...............................................44

     Section 8.02          No Transfer................................................................44

     Section 8.03          Permitted Transfers........................................................44

     Section 8.04          Limitation on Resignations.................................................44

     Section 8.05          Conditions on Transfer.....................................................44

     Section 8.06          Distributions and Allocations in Respect of Transferred

                           Interests..................................................................45

     ARTICLE IX   DISSOLUTION AND TERMINATION.........................................................45

     Section 9.01          Dissolution and Liquidation................................................45

     Section 9.02          Reconstitution.............................................................46

     Section 9.03          Transfer Not Effecting Termination.........................................46

     Section 9.04          Winding Up.................................................................46

     Section 9.05          Compliance with Certain Requirements of Regulations; Deficit Capital
     Accounts              47

     Section 9.06          Deemed Distribution and Recontribution.....................................47

     Section 9.07          Distributions in Kind......................................................48

     Section 9.08          Rights of Members..........................................................48

     Section 9.09          Allocations and Distributions during Period of Liquidation.................48

     Section 9.10          Character of Liquidating Distributions.....................................48

     Section 9.11          Effect of Wind-Up Notice...................................................48

     Section 9.12          Compensation...............................................................48

     ARTICLE X   REPRESENTATIONS AND WARRANTIES.......................................................48

     Section 10.01            In General..............................................................48

     Section 10.02            Representations and Warranties..........................................48

     ARTICLE XI   RESTRICTIONS........................................................................51

     Section 11.01            Restrictive Covenants...................................................51

     ARTICLE XII  MISCELLANEOUS.......................................................................53

     Section 12.01            Further Assurances......................................................54

     Section 12.02            Expenses................................................................54

     Section 12.03            Indemnification.........................................................54

     Section 12.04            Notices.................................................................55

     Section 12.05            Entire Agreement........................................................57

     Section 12.06            Amendment and Waiver....................................................57

     Section 12.07            Assignment; No Third Party Beneficiaries................................57

     Section 12.08            Severability ...........................................................57

     Section 12.09            Waiver of Jury Trial; Consent to Jurisdiction...........................58

     Ssection 12.10            Counterparts...........................................................58





                                    EXHIBITS

EXHIBIT A - List of BRT Mortgage Brokers
EXHIBIT B - Form of Standard Recourse Carve-Out Provisions

                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                                BRT FUNDING LLC

This LIMITED LIABILITY COMPANY AGREEMENT of BRT FUNDING LLC (the "Company") is made and entered into as of November 2, 2006 (the "Effective Date"), by and among the Company, CIT Capital USA, Inc. ("CIT Sub," and together with its successors and assigns, as a member in the Company, the "CIT Member"), a corporation formed under and pursuant to the laws of the State of Delaware, and BRT Joint Venture No. 1 LLC ("BRT Sub," together with its successors and assigns, as a member in the Company, the "BRT Member"), a limited liability company formed under and pursuant to the laws of the State of Delaware. The CIT Member and the BRT Member are hereinafter sometimes referred to collectively as the "Members" and individually as a "Member," and the Company, the CIT Member and the BRT Member are hereinafter sometimes referred to collectively as the "Parties" and individually as a "Party;" provided, however, that for the purposes of Article XII, (a) the term "Parties" shall mean, collectively, the Company, the CIT Member, the BRT Member, CIT (as defined below) and BRT (as defined below) and (b) the term "Party" shall means each or any (as the case may
be) of such entities.
                                R E C I T A L S:

WHEREAS, the CIT Member is a wholly owned subsidiary of CIT Capital USA Inc. ("CIT"), a corporation formed under and pursuant to the laws of the State of Delaware; WHEREAS, the BRT Member is a wholly owned subsidiary of BRT Realty Trust ("BRT"), a business trust formed under and pursuant to the laws of the Commonwealth of Massachusetts; WHEREAS, the CIT Member and the BRT Member have formed the Company in order to engage in the business of investing in real estate mortgage loans to be secured by certain types of real property, subject to the terms and conditions set forth herein; WHEREAS, the Company was formed on November 2, 2006 pursuant to the Delaware Act, and there has been filed a Certificate of Formation of the Company with the office of the Secretary of State of the State of Delaware; WHEREAS, the Parties desire to provide for the respective rights, obligations and interests of the Parties to each other and to the Company; and WHEREAS, this Agreement shall apply to and govern the management and operation of the Company from the date hereof and shall bind each and every present and future Member. NOW, THEREFORE, in consideration of the foregoing premises and the covenants and other agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be bound hereby, agree as follows:


                     DEFINED TERMS AND RULES OF CONSTRUCTION

Defined Terms. As used in this Agreement, the following terms have the respective meanings set forth below:

"100% Affiliate" means, with respect to any specified Person, (a) any other Person that, directly or indirectly through one or more intermediaries, owns all of the capital stock or other equity interests in such specified Person, (b) any other Person of which all of the capital stock or other equity interests are owned, directly or indirectly through one or more intermediaries, by such specified Person and (c) any other Person of which all of the capital stock or other equity interests are owned, directly or indirectly through one or more intermediaries, by any Person referred to in the foregoing clause (a). "Accounting Fees" has the meaning set forth in Section 4.11.
"Additional Capital Contribution" means, with respect to any Member, the cash contribution to the capital of the Company made by such Member pursuant to
Section 5.02. "Adjusted Capital Account Deficit" means, with respect to any Member, the deficit balance, if any, in such Member's Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments:
         (i) credit to such Capital Account any amounts that such Member is deemed obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and

         (ii) debit to such Capital Account the items described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4),
                  1.704-1(b)(2)(ii)(d)(5) and 1.704-1(b)(2) (ii)(d)(6).

The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

"Affiliate" means, with respect to any specified Person, (a) any other Person directly or indirectly controlling, controlled by, or under common control with such specified Person, (b) any individual who is an Executive Officer of such specified Person or of any other Person described in clause (a) of this definition or (c) any other Person directly or indirectly controlling, controlled by, or under common control with any individual or groups of individuals described in clause (b) of this definition; provided, however, that the Company shall not be deemed to be an Affiliate of any Member (but each Member and its Affiliates will be deemed Affiliates of the Company).
"Agreement" means this Limited Liability Company Agreement, including any exhibits or schedules attached hereto, as the same may be further amended or restated from time to time pursuant to the terms hereof. "Allocation Year" means
(i) the period commencing on the Effective Date and ending on December 31, 2006,
(ii) any subsequent period commencing on January 1st and ending on the following December 31st or (iii) any portion of the period described in the foregoing clause (ii) for which the Company is required to allocate Profits, Losses and other items of income, gain, loss or deduction pursuant to Article VI. "Base Amount" means, with respect to any Company Loan Origination Fee that is paid to the Company on or with respect to any Company Loan that is a High-Spread Company Loan, the amount of such Company Loan Origination Fees up to two percent (2%) of the principal amount of such Company Loan (which principal amount shall include any amount the Company is committed to loan or advance, whether or not the Company actually loans or advances such amount).
"Borrower" means, with respect to any loan (whether or not a Qualified Loan), the Person to whom such loan has been made or advanced and who is contractually obligated to repay such loan. "Borrower Group" means, with respect to any Borrower, collectively such Borrower and its Affiliates. "BRT" has the meaning set forth in the RECITALS.

         "BRT Investment Commitment Notice" has the meaning set forth in Section 11.01(h).

         "BRT's Investment Percentage Commitment" has the meaning set forth in
Section 11.01(h).

         "BRT Joint Venture Commitment Notice" has the meaning set forth in
Section 11.01(g).

"BRT's Joint Venture Percentage Commitment" has the meaning set forth in Section 11.01(g). "BRT Loan Fee Portion" means, with respect to any Company Loan Origination Fee, the following:

           if such Company Loan Origination Fee has been paid to the Company on or with respect to a Company Loan that is not a High-Spread Company Loan, an amount equal to sixty-two and one-half percent (62 1/2%) of such Company Loan Origination Fee; or

           if such Company Loan Origination Fee has been paid to the Company on or with respect to a Company Loan that is a High-Spread Company Loan, an amount equal to (i) sixty-two and one-half percent (62 1/2%) of such Company Loan Origination Fee (up to the Base Amount of such Company Loan Origination Fee) plus (ii) one hundred percent of the Medium Amount of such Company Loan Origination Fee plus (iii) sixty-two and one-half percent (62 1/2%) of the Excess Amount of such Company Loan Origination Fee.

"BRT Member" has the meaning set forth in the first paragraph of this Agreement. "BRT Mortgage Broker" means any mortgage broker that is specified in Part I or
Part II of Exhibit A attached hereto. "BRT Sub" has the meaning set forth in the first paragraph of this Agreement. "Business Day" means any day that is not a Saturday or Sunday or a day on which banks are required or permitted to be closed in the State of New York.

"Capital Account" means, with respect to any Member, the Capital Account maintained for such Member in accordance with the following provisions:

         (i) To each Member's Capital Account there shall be credited (A) such Member's Capital Contributions and (B) such Member's distributive share of Profits and any items in the nature of income or gain that are specially allocated pursuant to
                  Section 6.03 or 6.04;

         (ii) To each Member's Capital Account there shall be debited (A) the amount of money and the Gross Asset Value of any Property distributed to such Member pursuant to any provision of this Agreement and (B) such Member's distributive share of Losses and any items in the nature of expenses or losses that are specially allocated pursuant to Section 6.03 or 6.04; and

         (iii) In the event an Interest is Transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the Transferred Interest.

The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations
Section 1.704-1(b) and shall be interpreted and applied in a manner consistent with such Regulations. In the event the Managing Member shall (in good faith) determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto are computed in order to comply with such Regulations, the Managing Member may make such modification. The Managing Member also shall (i) make any adjustments that are necessary or appropriate to maintain equality between the aggregate Capital Accounts of the Members and the amount of capital reflected on the Company's balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-1(b)(2)(iv)(q) and (ii) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Regulations Section 1.704-1(b).

"Capital Call Notice" has the meaning set forth in Section 5.02(a).
"Capital Contribution" means, with respect to any Member, the Initial Capital Contribution and all Additional Capital Contributions made by such Member to the Company pursuant to this Agreement. "Carry-over BRT Loan Fee Distribution" means any distribution (or the relevant portion thereof) that should have been distributed to the BRT Member with respect to any prior Fiscal Quarter pursuant to clause (iv) of Section 7.01(b) but that has not been distributed to the BRT Member. "Carry-over CIT Loan Fee Distribution" means any distribution (or the relevant portion thereof) that should have been distributed to the CIT Member with respect to any prior Fiscal Quarter pursuant to clause (iv) of Section 7.01(b) but that has not been distributed to the CIT Member. "Carry-over Management Distribution" means any distribution (or the relevant portion thereof) that should have been distributed to the BRT Member with respect to any prior Fiscal Quarter pursuant to clause (ii) of Section 7.01(b) but that has not been distributed to the BRT Member. "Carry-over Priority Member Advance Distribution" means any distribution (or the relevant portion thereof) that should have been distributed to a Member with respect to any prior Fiscal Quarter pursuant to clause (iii) of Section 7.01(b) but that has not been distributed to such Member. "Certificate of Formation" has the meaning set forth in Section 2.01(b).
"CIT Loan Fee Portion" means, with respect to any Company Loan Origination
Fee, the following:

         if such Company Loan Origination Fee has been paid to the Company on or with respect to a Company Loan that is not a High-Spread Company Loan, an amount equal to thirty-seven and one half percent (37 1/2%) of such Company Loan Origination Fee; or

         if such Company Loan Origination Fee has been paid to the Company on or with respect to a Company Loan that is a High-Spread Company Loan, an amount equal to (i) thirty-seven and one half percent (37 1/2%) of such Company Loan Origination Fee (up to the Base Amount of such Company Loan Origination Fee) plus
                  (ii) thirty-seven and one-half percent (37 1/2%) of the Excess Amount of such Company Loan Origination Fee.

"CIT" has the meaning set forth in the RECITALS.
"CIT Loan Principal Shortfall" means, at any time, the amount (if any) by which
(a) seventy-five percent (75%) of the aggregate of all Lost Principal Amounts that are attributable to all Foreclosed Company Loans that have been suffered by the Company subsequent to the Effective Date and prior to such time exceeds (b) the aggregate amount of the payments that, prior to such time, have been made by the BRT Member to the CIT Member pursuant to Section 7.06.
"CIT Member" has the meaning set forth in the first paragraph of this Agreement. "CIT Sub" has the meaning set forth in the first paragraph of this Agreement. "Code" means the Internal Revenue Code of 1986, as amended. Any reference herein to any specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future laws.
         "Commercial Real Estate Loan" means any loan that is (A) secured solely or principally by a First Mortgage on real property (inclusive of all buildings and other improvements) that is for office, industrial, retail and/or other commercial use and that is situated in the continental United State of America and (B) otherwise is the same as, or substantially the same as, the Company Loans that hereunder have been, or are contemplated to be, made by the Company.

         "Committee Report" means, with respect to any proposed or prospective Company Loan (including any Shared Loan), the report provided to the Loan Committee, which report shall detail all aspects and circumstances of such proposed or prospective Company Loan that would cause such proposed loan not to be a Qualified Loan or that would require any approval or consent by any Member under Section 2.09.

"Company" means BRT Funding LLC as the limited liability company formed pursuant to the Certificate of Formation and operated pursuant to the terms of this Agreement. "Company Accountant" means such accounting firm as may be approved in writing by all of the Members. "Company Loan" means any loan that is made or advanced by the Company as contemplated hereunder and shall include the Company's Share of any Shared Loan.
"Company Loan Origination Fee" means, with respect to any Company Loan that is made or advanced by the Company, the aggregate fee (whether denominated as "points," "origination fee" or otherwise) that is paid by the Borrower of such Company Loan to the Company upon, and as consideration for, the initial making or advancement of such Company Loan (exclusive, however, of any portion of such fee that is paid or payable as (a) as a Loan Origination Deposit or otherwise for reimbursement or other payment of Loan Origination Expenses related to such Company Loan or (b) a prepayment of any Loan Interest). "Company Loan Non-Principal Repayments" means all cash payments received by the Company on or with respect to any Priority Advance Loan or other Company Loan (including any Shared Loan), inclusive of any Company Loan Origination Fees but, exclusive, however, of (a) any Principal Repayments, (b) any Loan Origination Deposits (except to the extent of the amount (if any) thereof that has been forfeited, or have otherwise reverted, to the Company after all Loan Origination Expenses provided or contemplated to be paid or funded therefrom have been paid in full), and (c) any portion of such payments that are applied or required to be applied by the Company (i) to make payment on or with respect to the Third Party Financing or (ii) for other Operating Expenses. For avoidance of doubt, "Company Loan Non-Principal Repayments" include the Priority Advance Loan Exclusion Portion (but only such portion) of any payments received by the Company on or with respect to the principal amount of any Priority Advance Loan (as well as on or with respect to Loan Interest payable with respect to any Priority Advance
Loan). "Company's Share" means, with respect to any Shared Loan, fifty percent (50%) or such other amount as may be agreed to in writing by all of the Members with respect to such Shared Loan. "Contributing Member" has the meaning set forth in Section 5.05(a).
"Contribution Percentage" means, with respect to any new Company Loan to be made or advanced by the Company as contemplated by Section 5.02, the following:

         if the Third Party Financing has not yet been obtained by the Company,
                (i) with respect to the CIT Member, seventy-five percent (75%), and (ii) with respect to the BRT Member, twenty-five percent (25%), or, with respect to the CIT Member and the BRT Member, such other respective percentages as may be agreed to in writing by both the CIT Member and the BRT Member; and

         if the Third Party Financing has been obtained by the Company, (i) with respect to the CIT Member, fifty percent (50%), and (ii) with respect to the BRT Member, sixteen and two-thirds percent (16?%), or, with respect to the CIT Member and the BRT Member, such other respective percentages as may be agreed to in writing by both the CIT Member and the BRT Member.

"Control," when used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.
"CRE Unit" means the Commercial Real Estate Business Unit of CIT that is managed and supervised by Timothy M. Zietara and Dennis R. Irvin (or by their respective successors in their respective current positions with CIT).
"Customary Practices" means, with respect to any evaluation, determination or other process, practices, procedures and policies that are the same in all material respects as the practices, procedures and policies that prior to the Effective Date have customarily been used or applied (as applicable) by the Loan Committee of BRT in making any such evaluation, determination or other process in the same or any analogous situation.
"Damages" means, without duplication, claims, demands, damages, costs and expenses (including reasonable fees and disbursements of counsel), Liabilities, liens, losses, fines, penalties, charges and administrative, judicial and arbitration awards, judgments, settlement payments and deficiencies or other charges.
"Debt" means, with respect to any Person, (i) any indebtedness for borrowed money or the deferred purchase price of property as evidenced by a note, bond or other instrument, (ii) obligations as lessee under capital leases, (iii) obligations secured by any mortgage, pledge, security interest, encumbrance, lien or charge of any kind existing on any asset owned or held by such Person, whether or not such Person has assumed or become liable for the obligations secured thereby, (iv) any obligation under any interest rate swap agreement, (v) accounts payable and (vi) obligations under direct or indirect guarantees of (including obligations (contingent or otherwise) to assure a creditor against loss in respect of) indebtedness or obligations of the kinds referred to in the foregoing clauses (i), (ii), (iii), (iv) and (v), provided that Debt shall not include obligations in respect of any accounts payable that are incurred in the ordinary course of such Person's business and are not delinquent or are being contested in good faith by appropriate proceedings.
"Default Contribution Amount" means, with respect to any Non-Contributing Member, the amount that such Non-Contributing Member was required to contribute to the capital of the Company pursuant to Section 5.01 or 5.02 but failed to timely so contribute.
"Delaware Act" means the Delaware Limited Liability Company Act, as amended from time to time. "Depreciation" means, for each Fiscal Year, an amount equal to the depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such Fiscal Year for federal income tax purposes, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such Fiscal Year, Depreciation shall be an amount that bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization or other cost recovery deduction for such Fiscal Year bears to such beginning adjusted tax basis; provided, however, that, if the adjusted basis for federal income tax purposes of an asset at the beginning of such Fiscal Year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Managing Member with the consent of the Members. "Designees" has the meaning set forth in Section 4.03(a).
"Director" of any specified Person that is an entity means any director (or Person serving in a similar capacity) of or with such specified Person. "Disapproved Loan" means any proposed or prospective Company Loan that is disapproved by the CIT Member as contemplated by Section 4.03(c) or any proposed or prospective Company Loan that is disapproved by the CIT Member on account of any conditions for the making or advancement of such proposed or prospective Company Loan that are set forth in clause (a) or (f) of Section 4.04 not being able to be met.
"Dissolution Date" means the date as of which the Company is dissolved and its assets are distributed as contemplated in Article IX. "Effective Date" has the meaning set forth in the first paragraph of this Agreement. "Embargoed Person" has the meaning set forth in Section 10.02(h).
"Excess Amount" means, with respect to any Company Loan Origination Fee that is paid to the Company on or with respect to any Company Loan that is a High-Spread Company Loan, the amount of such Company Loan Origination Fee that is in excess of three percent (3%) of the principal amount of such Company Loan (which principal amount shall include any amount the Company is committed to loan or advance, whether or not the Company actually loans or advances such amount). "Executive Officer" of any specified Person that is an entity means any executive or other senior officer, general partner, manager or managing member (or Person serving in a similar capacity) of or with such specified Person. "First Mortgage" means, with respect to any real property (inclusive of all buildings and other improvements), a mortgage or deed of trust that (a) is granted by the Borrower that is the title or fee owner of such real property,
(b) is granted in favor of the Company or a trustee acting for the benefit of the Company, (c) secures all of the obligations of such Borrower to the Company (whether with respect to any Company Loan made or advanced by the Company to such Borrower or under such mortgage or deed of trust), (d) constitutes a first priority mortgage on, and pledge of, such real property (subject only to Permitted Liens) and (e) contains such terms and conditions (not inconsistent with this Agreement) as have been approved by the Managing Member in good faith and in accordance with Customary Practices. "Fiscal Quarter" means a three-month period commencing on January 1st, April 1st, July 1st or October 1st (each of the foregoing, a "Quarter Commencement Date"), as the case may be; provided, however, that (a) the first "Fiscal Quarter" shall be the period commencing on the Effective Date and ending on December 31, 2006 (or, if earlier, the Dissolution Date) and (b) the last "Fiscal Quarter" shall be the period ending on the Dissolution Date and commencing on the next preceding Quarter Commencement Date (or, if later, the Effective Date). For purposes of clarification, the first Fiscal Quarter of any Fiscal Year shall be the Fiscal Quarter that first ends during such Fiscal Year, the second Fiscal Quarter of any Fiscal Year shall be the Fiscal Quarter that next follows the first Fiscal Year of such Fiscal Year, the third Fiscal Quarter of any Fiscal Year shall be the Fiscal Quarter that next follows the second Fiscal Year of such Fiscal Year and the fourth Fiscal Quarter of any Fiscal Year shall be the Fiscal Quarter that next follows the third Fiscal Year of such Fiscal Year; provided, however, that, with respect to any Fiscal Year comprised of less than four (4) Fiscal Quarters, the last Fiscal Quarter of such Fiscal Year shall be deemed to be the fourth Fiscal Quarter of such Fiscal Year. "Fiscal Year" means a twelve-month period commencing on January 1st and ending on the following December 31st; provided, however, that (a) the first "Fiscal Year" shall be the period commencing on the Effective Date and ending on December 31, 2006 (or, if earlier, the Dissolution Date) and (b) the last "Fiscal Year" shall be the period ending on the Dissolution Date and commencing on the immediately prior January 1st (or, if later, the Effective Date).
"Foreclosed Company Loan" means any Company Loan with respect to which the Company (either alone or, with respect to any Company Loan that is part of a Shared Loan, in conjunction with BRT) has commenced or joined in any action or other proceeding pursuant to which the Company (either alone or, with respect to any Company Loan that is part of a Shared Loan, in conjunction with BRT) has sought to enforce and collect on such Company Loan (whether by foreclosure or otherwise) and with respect to which the Company has received a recovery (net of all related Foreclosure Expenses) in an amount less than the outstanding principal amount of such Company Loan. In the event the Company has, pursuant to or in connection with a foreclosure action or other proceeding or otherwise in connection with the enforcement of any Company Loan or the Loan Documentation related thereto, acquired any real property that secured such Company Loan (whether pursuant to a deed in lieu of foreclosure, by bidding the outstanding amount the relevant Company Loan at a foreclosure sale of such real property or otherwise), then, upon such acquisition, the Company shall be deemed to have received a recovery on such Company Loan in an amount equal to the then fair market value of such real property (determined in accordance with GAAP and otherwise by the Managing Member in good faith in accordance with Customary Practices), net of all related Foreclosure Expenses. In the event the Company subsequently sells or otherwise disposes of such real property, any consideration received by the Company for or with respect to such real property (net of all related expenses of such sale) shall treated as payments received by the Company with respect to the payment of such Company Loan, with the amount of such payments (net of all related expenses of such sale) up to the outstanding principal amount of such Company Loan determined as of the date of such acquisition to be treated (for the purposes of the definition of "Principal Repayment") as a repayment of principal received by the Company with respect to such Company Loan.
"Foreclosure Capital Contribution" of any Member means any capital contribution made by such Member to the Company as contemplated under Section 5.02(b). "Foreclosure Expenses" has the meaning set forth in Section 4.15(a); provided that, with respect to any costs and expenses that would constitute "Foreclosure Expenses" (as such term is defined in Section 4.15(a)) and that are incurred or paid in connection with the foreclosure on, or other enforcement of, any Shared Loan or otherwise relate to any Shared Loan, only the Company's Share of such costs and expenses shall constitute "Foreclosure Expenses." "GAAP" has the meaning set forth in Section 4.06. "Gross Asset Value" means, with respect to any asset, such asset's adjusted basis for federal income tax purposes, except as follows:

           the initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset;

           the Gross Asset Values of all items of Property shall be adjusted to equal their respective gross fair market values (taking Code Section 7701(g) into account) as of the following times:
                  (A) the acquisition of an additional interest in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution; (B) the distribution by the Company to a Member of more than a de minimis amount of Property as consideration for an interest in the Company; (C) the liquidation of the Company within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g); and (D) in connection with the grant of an interest in the Company (other than a de minimis interest) as consideration for the provision of services to or for the benefit of the Company by an existing Member acting in a member capacity, or by a new Member acting in a partner capacity in anticipation of being a Member; provided that an adjustment described in subclauses
                  (A), (B) and (D) of this clause (ii) shall be made only if the Managing Member reasonably determines that such adjustment is necessary to reflect the relative economic interests of the Members in the Company;

         the Gross Asset Value of any item of Property distributed to any Member shall be adjusted to equal the gross fair market value (taking Code Section 7701(g) into account) of such item on the date of distribution; and

         the Gross Asset Values of each item of Property shall be increased
                  (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to (A) Regulations Section 1.704-1(b)(2)(iv)(m) and (B) subparagraph
                  (vi) of the definition of "Profits" and "Losses" or Section 6.03(d) hereof; provided, however, that Gross Asset Values shall not be adjusted pursuant to this clause (d) to the extent that an adjustment pursuant to clause (b) above is required in connection with a transaction that would otherwise result in an adjustment pursuant to this clause (d).

If the Gross Asset Value of an asset has been determined or adjusted pursuant to the foregoing clause (a), (b) or (d), such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset, for purposes of computing Profits and Losses.

"Gross Available Cash Flow" means, as of any date, the amount of Company Loan Non-Principal Repayments that are held by the Company as of the close of business on such date and are not required to be distributed by the Company, on or prior to such date, pursuant to Section 7.01, net, however, of such reserves (if any) as have been established as contemplated by clause (vi) of Section 4.02(a). "High-Spread Company Loan" means any Company Loan for which the annual per annum interest payable by the Borrower thereunder exceeds the Index Rate (determined as of the date such Company Loan is initially made or advanced) plus 300 basis points; provided, however, that, if any portion of the funding of a Company Loan is provided from the Third Party Financing, then such Company Loan shall not constitute a "High-Spread Company Loan" unless the annual per annum interest payable by the Borrower thereunder exceeds the greater of (a) the Index Rate (determined as of the date such Company Loan is initially made or advanced) plus 300 basis points or (b) the Third Party Financing Interest Rate (determined as of the date such Company Loan is initially made or advanced) plus 300 basis points. "Included Distribution Amount" means, for any period, the following:

           with respect to the CIT Member, the amount (if any) that is required, pursuant to clause (iv) of Section 7.01(b), to be distributed to the CIT Member for such period; and

           with respect to the BRT Member, the amount (if any) that is required, pursuant to clause (iv) of Section 7.01(b), to be distributed to the BRT Member for such period (exclusive, however, of (i) eighty percent (80%) of such amount (if any) as is determined pursuant to clause (a) of the definition of "BRT Loan Fee Portion," (ii) eighty percent (80%) of such amount (if any) as determined pursuant to subclause (i) of clause (b) of the definition of "BRT Loan Fee Portion," (iii) one hundred percent (100%) of such amount (if any) as is that determined pursuant to subclause (ii) of clause (b) of the definition of "BRT Loan Fee Portion," and (iv) eighty percent (80%) of such amount (if any) as is determined pursuant to subclause (iii) of clause (b) of the definition of "BRT Loan Fee Portion").

"Indemnified Party" has the meaning set forth in Section 12.03(a). "Indemnifying Party" has the meaning set forth in Section 12.03(a).
"Independent Third Party" means any Person that is not a Member, the Managing Member, the Tax Matters Member or the Liquidating Member nor an Affiliate of any of the foregoing or of the Company. "Index Rate" means, as of any time, the "prime rate", and "prime rate" shall mean the rate publicly quoted from time to time by The Wall Street Journal as the "prime rate" (or, if The Wall Street Journal ceases quoting a prime rate, the highest per annum rate of interest published by the Federal Reserve Board in Federal Reserve statistical release
H.15 (519) entitled "Selected Interest Rates" as the Bank prime loan rate or its equivalent.
"Initial Capital Contributions" means, with respect to each Member, the cash contribution to the capital of the Company made by such Member pursuant to
Section 5.01. "Interest" means, with respect to any Member at any time, the interest of such Member in the Company at such time, including the right of such Member to any and all of the benefits to which such Member may be entitled as provided in this Agreement, together with the obligations of such Member to comply with all of the terms and provisions of this Agreement.
"Investment" has the meaning set forth in Section 11.01(h). "Issuance Items" has the meaning set forth in Section 6.03(e). "Joint Venture Action" has the meaning set forth in Section 11.01(g).
"Lien" means, with respect to any Qualified Real Estate, any security interest, pledge, hypothecation or other encumbrance of any nature whatsoever on or with respect to all or any portion of such Qualified Real Estate (or any interest therein), any option or other right to purchase all or any portion of such Qualified Real Estate (or any interest therein) and any restriction on the right to sell, transfer or otherwise dispose of all or any portion of such Qualified Real Estate (or any interest therein). "Liquidating Event" has the meaning set forth in Section 9.01.
"Liquidating Member" means the BRT Member, but only in its capacity as the Liquidating Member as contemplated hereunder. "Loan Commitment" means any formal commitment that is entered into by the Company and that the Company is contractually obligated to perform.
"Loan Committee" means the Loan Committee (or any similar committee or group) used by the BRT Member to evaluate and approve any proposed or prospective Company Loan (including any Shared Loan), which may be the Loan Committee (or any similar committee or group) of BRT.
"Loan Documentation" means, with respect to any loan, collectively, the loan or lending agreement, the promissory note, the First Mortgage and the other documentation providing for or otherwise relating to such loan.
"Loan Interest" means any amount that, pursuant to the terms of any Company Loan, is required to be paid on a monthly or other periodic basis (whether or not designated as "interest") by the Borrower that is obligated with respect to such Company Loan, inclusive of any fee payable with respect to the extension of the maturity date of such Company Loan but exclusive of any such payment that constitutes (i) payment of a Company Loan Origination Fee on or with respect to such Company Loan or (ii) a Principal Repayment made on or with respect to such Company Loan.
"Loan Origination Deposits" means, collectively, those deposits and other payments that have been made to the Company by Borrowers and prospective Borrowers and that are earmarked for payment or reimbursement of Loan Origination Expenses.
"Loan Origination Expenses" means (a) those costs and expenses that are incurred by the Company in connection with the investigation of a prospective Borrower or any other due diligence relating to any prospective Company Loan or the preparation or negotiation of documentation for any prospective Company Loan and that are payable to any Independent Third Party and (b) the reimbursement by the Company to personnel of the Company or any Member the reasonable costs of hotel, food and travel incurred in connection with any such investigation or other due diligence undertaken on behalf of or for the benefit of the Company; provided that with respect to any such costs, expenses and reimbursement that are incurred or paid after the aggregate outstanding principal amount of Company Loans that are not Shared Loans equals or exceeds fifty million dollars ($50,000,000), only fifty percent (50%) of such costs, expenses and reimbursement that relate to any such prospective Company Loan shall constitute Loan Origination Expenses or, if such prospective Company Loan is in fact made and advanced by the Company, only such portion of such costs, expenses and reimbursement that relate to any such prospective Company Loan that are equal to the Company's Share of such prospective Company Loan shall constitute Loan Origination Expenses. For purposes of clarification, Loan Origination Expenses shall not include any personnel or other overhead costs of the Managing Member or any of its Affiliates. "Loan Percentage" means, with respect to any new Company Loan to be made or advanced by the Company as contemplated by Section 2.08(g), the following:

           if the Third Party Financing has not yet been obtained by the Company, (i) with respect to the CIT Member, seventy-five percent (75%), and, with respect to the BRT Member, twenty-five percent (25%); or (ii) with respect to the CIT Member and the BRT Member, such other respective percentages as may be agreed to in writing by both the CIT Member and the BRT Member; or (iii) if the Company Loan has been effected by means of a Priority Member Advance, the actual ratio in which the applicable Company Loan has been funded by the Members; and

           if the Third Party Financing has been obtained by the Company,
                    (i) with respect to the CIT Member, fifty percent (50%), with respect to the BRT Member, sixteen and two-thirds percent (16?%), and with respect to the Third Party Lender, thirty-three and one-third percent (33?%); or, (ii) with respect to the CIT Member, the BRT Member and the Third Party Lender, such other respective percentages as may be agreed to in writing by both the CIT Member and the BRT Member; or (iii) if the Company Loan has been effected by means of a Priority Member Advance, the actual ratio in which the applicable Company Loan has been funded by each of the Members and funds provided by the Third Party Lender.

"Loan Portfolio" means, collectively, all of the Company Loans from time to time made or advanced by the Company. "Lost Principal Amount" means, with respect to any Foreclosed Company Loan, the amount (if any) by which the outstanding principal amount of such Foreclosed Company Loan exceeded the amount (if any) that the Company received upon a foreclosure on such Company Loan, net of all related Foreclosure Expenses. "Major Decision" has the meaning set forth in
Section 4.02.
"Management Distribution" means any distribution that is provided to be made to the BRT Member pursuant to clause (ii) of Section 7.01(b). "Management Distribution Shortfall" means, with respect to any Company Loan, any Management Distribution that would have been provided to be made to the BRT Member pursuant to clause (ii) of Section 7.01(b) if such Company Loan had not been a Non-Performing Company Loan.
"Managing Member" means such Person that is designated in or pursuant to Section 4.01(c) as the Managing Member of the Company, but only in its capacity as the Managing Member of the Company as contemplated hereunder.
"Maximum BRT Loan Loss Amount" means, at any time, an amount equal to sixty-seven hundredth percent (0.67%) of the highest aggregate principal amount of all Company Loans outstanding at any time subsequent to the Effective Date and prior to such time.
"Maximum Contribution Amount" means, with respect to the CIT Member, seventy-five million dollars ($75,000,000) and, with respect to the BRT Member, twenty-five million dollars ($25,000,000). "Maximum Reimbursement Amount" for any Fiscal Year means two hundred and fifty thousand dollars ($250,000); provided, however, that, if the weighted average of the aggregate outstanding principal amounts of all Company Loans during such Fiscal Year is greater than one hundred and fifty million dollars ($150,000,000), the "Maximum Reimbursement Amount" for such Fiscal Year means two hundred and fifty thousand dollars ($250,000) times a fraction, the numerator of which is the weighted average of the aggregate outstanding principal amounts of all Company Loans during such Fiscal Year and the denominator of which is one hundred and fifty million dollars ($150,000,000); and provided, however, that, with respect to any Fiscal Year comprised of less than twelve full months, the amount of the "Maximum Reimbursement Amount" for such Fiscal Year shall be pro rated based upon the number of months comprising such Fiscal Year.
"Medium Amount" means, with respect to any Company Loan Origination Fee that is paid to the Company on or with respect to any Company Loan that is a High-Spread Company Loan, the amount of such Company Loan Origination Fee that is at least two percent (2%), and up to three percent (3%), of the principal amount of such Company Loan (which principal amount shall include any amount the Company is committed to loan or advance, whether or not the Company actually loans or advances such amount). "Member" or "Members" have the respective meanings set forth in the first paragraph of this Agreement. "Model Loan" means any loan that would meet each of the criteria set forth in clauses (a) through (f) of Section 2.08.
"Net Available Cash Flow" means, as of any date, the amount of the Gross Available Cash Flow as of such date net of the amount thereof that is provided, pursuant to Section 7.01(b), to be distributed to the Members.
"Non-Contributing Member" has the meaning set forth in Section 5.05(a). "Non-Performing Company Loan" means any Company Loan if (a) any payment of principal due thereunder is in default by more than fifteen (15) days, (b) any payment of interest or other amount (other than principal) due thereunder is in default by more than thirty (30) days or (c) the Borrower with respect to such Company Loan is in default with respect to any financial or other covenants under the Loan Documentation for such Company Loan for a period of more than sixty (60) days. "Notice" has the meaning set forth in Section 12.04.
"Notice to Indemnify" has the meaning set forth in Section 12.03(b). "Operating Expenses" has the meaning set forth in Section 4.15.
"Outstanding Advance" means, with respect to any Member as of any date, the aggregate amounts that such Member has contributed to the Company pursuant to
Section 5.01 or 5.02(a) as of the close of business on such date less the aggregate amounts that have been distributed by the Company to such Member as of the close of business on such date pursuant to Section 7.01(a).
"Participation Agreement" means a participation agreement contemplated by
Section 2.10. "Party" or "Parties" have the respective meanings set forth in the first paragraph of this Agreement. "Percentage Interest" means, with respect to each Member, the percentage set forth below opposite its name below:

                  Member            Percentage Interest
                  ------            -------------------
                  BRT Member                         25.0%
                  CIT Member                         75.0%

"Person" means any individual, partnership, corporation, limited liability company, trust or other entity. "Permitted Lien" means any of the following: (i) any Lien in favor of the Company; (ii) any Lien for taxes or other assessments not yet due and payable; (iii) deposits, pursuant to any lease or otherwise;
(iv) any lease, license or similar arrangement, provided that such lease, license or similar arrangement has been entered into by the relevant Qualified Borrower in the ordinary and normal course of its business consistent with past practice and does not impair the value of the relevant Qualified Real Estate (or any portion thereof) as collateral security for the obligations being secured; and (viii) easements and encumbrances (other than for any indebtedness) reflected in a title policy on the relevant Qualified Real Estate that is provided to, and is for the benefit of, the Company. "Portfolio Management Report" for any Fiscal Quarter means a report prepared by the Managing Member that (a) sets forth (i) all Company Loans made or advanced by the Company during such Fiscal Quarter, (ii) all Company Loans previously made or advanced by the Company that were repaid during such Fiscal Quarter, (iii) the status of all other outstanding Company Loans as of the end of such Fiscal Quarter, (iv) any defaults or non-performance occurring during such Fiscal Quarter under or with respect to any Company Loan, (e) the status of any outstanding Company Loan that is a construction loan, (v) such other information as is contemplated by such form and (vi) such other information as any Member may reasonably request. The Portfolio Management Report shall be in such form as may from time to time be agreed to by all of the Members.
"Principal Repayment" means (subject to Section 7.04) any repayment of principal received by the Company with respect to any Company Loan (including any Shared Loan and any Priority Advance Loan), whether pursuant to a scheduled payment (whether of principal only or of principal and interest), any prepayment, upon maturity (including on account of an acceleration) or otherwise; provided, however, that, if any percentage of such Company Loan has been funded by a Priority Member Advance, then an equal percentage of any such repayment of principal shall not be deemed to be or treated as a Principal Repayment. "Priority Advance Loan" means any Company Loan that has been funded by a Priority Member Advance (whether solely from such Priority Member Advance or also with funds provided from any Third Party Financing).
"Priority Advance Loan Exclusion Portion" means that portion (if any) of any repayment of principal received by the Company with respect to any Priority Advance Loan that (pursuant to the proviso in the definition of "Principal Repayment") is not to be deemed to be or treated as a Principal Repayment. "Priority Member Advance" means, with respect to any Contributing Member, any advance made by such Contributing Member and designated by the Contributing Member as a "Priority Member Advance" pursuant to Section 5.05(a)(i), provided, that in no event may the aggregate Priority Member Advances outstanding at any time exceed seven million five hundred thousand dollars ($7,500,000).
"Profits" and "Losses" mean, for each Allocation Year, an amount equal to the Company's taxable income or loss for such Allocation Year, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code
Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments (without duplication):

         any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this definition of "Profits" and "Losses" shall be added to such taxable income or loss;

         any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses pursuant to this definition of "Profits" and "Losses,"shall be subtracted from such taxable income or loss;

         in the event the Gross Asset Value of any item of Property is adjusted pursuant to clause (ii) or (iii) of the definition of Gross Asset Value, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the Gross Asset Value of such item of Property) or an item of loss (if the adjustment decreases the Gross Asset Value of such item of Property) from the disposition of such item of Property and shall be taken into account for purposes of computing Profits or Losses;

         gain or loss resulting from any disposition of Property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross
                  Asset Value of the Property disposed of, notwithstanding that the adjusted tax basis of such Property differs from its Gross Asset Value;

         in lieu of the depreciation, amortization and other cost recovery deductions taken into account in  computing  such  taxable
                  income  or  loss,   there  shall  be  taken  into  account
                  Depreciation for such Allocation Year, computed in accordance with the definition of "Depreciation;" and to the extent an adjustment to the adjusted tax basis of any item of Property pursuant to Code Section 734(b) is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of an Interest, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the item of Property) or loss (if the adjustment decreases such basis) from the disposition of such item of Property and shall be taken into account for purposes of computing Profits or Losses.

Notwithstanding any other provision of this definition, any items that are specially allocated pursuant to Section 6.03 or 6.04 hereof shall not be taken into account in computing Profits or Losses. The amounts of the items of Company income, gain, loss or deduction available to be specially allocated pursuant to Sections 6.03 and 6.04 hereof shall be determined by applying rules analogous to those set forth in the foregoing clauses (a) through (f).

"Property" means all real and personal property acquired by the Company, including cash and loans and shall include both tangible and intangible property. "Qualified Borrower" means, with respect to any Company Loan, the title or fee owner of the real property (inclusive of all buildings and other improvements) securing such Company Loan. "Qualified Loan" has the meaning set forth in Section 2.08.
"Qualified Real Estate" means real property (inclusive of all buildings and other improvements) that is for residential, office, industrial or retail use or a combination of the foregoing and that is situated in the continental United State of America.
"Real Estate Type" means, with respect to any Qualified Loan, the type of real property (inclusive of all buildings and other improvements) (whether residential, office, industrial or retail use) that secures such Qualified Loan pursuant to a First Mortgage. For purposes of clarification, in the event such real property (inclusive of all buildings and other improvements) is comprised of more than one such type of real property, such real property shall be deemed to be the predominant type of real property comprising such real property, determined on the basis of square footage of such real property that is of each relevant type of real property.
         "Reconstitution Period" has the meaning set forth in Section 9.02.

"Regulations" means, with respect to any referenced provision, such provision of the regulations of the United States Department of the Treasury or any successor provision. "Regulatory Allocations" has the meaning set forth in Section 6.04. "Reimbursable Loan Origination Expenses" has the meaning set forth in Section
4.14. "REIT" means REIT Management, Inc., an Affiliate of BRT and the BRT Member. "REIT Qualifying Obligation" means an obligation that is secured by mortgages on real property or on interest in real property within the meaning of
Section 856(c)(3)(B) of the Code. "Restricted Period" means the period commencing on the Effective Date and terminating eighteen (18) months after the first occurrence of any Liquidating Event that is not followed (as contemplated by Section 9.02) by a reconstitution.
"Retained Loan Balance" means, with respect to any Company Loan at any time, the amount of the principal amount of such Company Loan that, as of such time, has been repaid to the Company but that has not been distributed to the Members or applied in repayment of the Third Party Financing. "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
"Securities Laws" has the meaning set forth in Section 10.02(e).
"Shared Loan" means any loan contemplated by Section 2.10, with the Company making or advancing the Company's Share of such loan and BRT simultaneously making or advancing (or causing an Affiliate of BRT to make or advance) the balance of such loan.
"Shortened Restricted Period" means the period commencing on the Effective Date and terminating nine (9) months after the first occurrence of any Liquidating Event that is not followed (as contemplated by Section 9.02) by a reconstitution.
"Standard Recourse Carve-outs" means provisions that are the same as, or substantially similar to, the provisions set forth in Exhibit B attached hereto or that are for the same purpose and effect as such provisions.
"Status Report" means a written status report setting forth, in reasonable detail, (a) the status of each Company Loan that, as of the relevant time, is in default, (b) the actions that are being taken with respect to such Company Loan and (c) such other information as any Member may reasonably request.
 "Tax Matters Member" means the Person so designated to act pursuant to Section 4.13(a), but only in its capacity as the Tax Matters Member as contemplated hereunder. "Taxes" means any and all taxes (including net income, gross income, franchise, ad valorem, gross receipts, sales, use, property and stamp taxes), levies, imposts, duties, charges, assessments or withholdings of any nature whatsoever, general or special, ordinary or extraordinary, now existing or hereafter created or adopted, together with any and all penalties, fines, additions to tax and interest thereon.
"Third-Party Claim" has the meaning set forth in Section 12.03(a).
"Third Party Financing" means such financing, in an aggregate principal amount of up to fifty million dollars ($50,000,000) (or such greater amount as may be agreed to in writing by all of the Members), as may be obtained (a) from time to time by the Company from one or more Independent Third Parties and (b) for the purpose of providing the Company with additional financial resources for the making or advancing of Company Loans.
"Third Party Financing Interest Rate" means, for purposes of calculating a High Spread Company Loan of any date, the per annum interest rate being charged to the Company as of such date with respect to the Third Party Financing, provided that, if different per annum interests rates shall then be applicable to various principal amounts of the Third Party Financing, the per annum interest rate being charged to the Company as of such date with respect to the Third Party Financing shall be the weighted average of such different per annum interests rates. By way of example only, if (as of the applicable date) the Company is being charged 10% per annum with respect to $20 million principal amount of the Third Party Financing, 8% per annum with respect to $10 million principal amount of the Third Party Financing and 5% per annum with respect to $5 million principal amount of the Third Party Financing, the Third Party Financing Interest Rate would be ($20 million X 10%) + ($10 million X 8%) + ($5 million X 5%) / $35 million = 8.71%.
"Third Party Lender" means any bank, financial institution or other lender that provides the Third Party Financing to the Company. "Transfer" means, with respect to any Interest, the following: (i) as a noun, any voluntary or involuntary transfer, sale or other disposition of such Interest (or any right or interest therein) or the granting of any security interest, lien or other encumbrance on or with respect to such Interest; and (ii) as a verb, voluntarily or involuntarily to transfer, sell or otherwise dispose of such Interest (or any right or interest therein) or to grant any security interest, lien or other encumbrance on or with respect to such Interest.
"U.S. Government Blacklists" shall mean, (i) the two (2) lists maintained by the United States Department of Commerce (Denied Persons and Entities; the Denied Persons), (ii) the list maintained by the United States Department of Treasury (Specially Designated Nationals and Blocked Persons), and (iii) the list by the United States Department of State (Terrorist Organizations and Debarred Parties). "Wind-Up Notice" has the meaning set forth in Section 9.01(b).
Other Defined Terms. As used in this Agreement, unless otherwise specified, each accounting term used herein is used herein with the respective meaning ascribed to such accounting term in accordance with the United States GAAP. All defined terms used in this Agreement that are not defined in this Article I shall have the respective meanings set forth elsewhere in this Agreement.

Governing Law. This Agreement shall be governed by, interpreted under and construed in accordance with the internal substantive laws of the State of Delaware applicable to contracts executed and to be performed wholly within that State without giving effect to the choice or conflict of laws principles or provisions thereof that would apply the law of any other jurisdiction.

Rules of Construction. Unless otherwise specified herein, all references herein to Articles, Sections or Exhibits are to Articles, Sections or Exhibits of this Agreement. Titles, captions and headings of the sections, articles and other subdivisions of this Agreement are for convenience of reference only and shall not affect the construction or interpretation of any provision of this Agreement. Words such as "herein," "hereinafter," "hereof," "hereto," "hereby" and "hereunder," and words of like import, unless the context requires otherwise, refer to this Agreement taken as a whole and not to any particular Section, Article or other provision hereof. As used in this Agreement, the masculine, feminine and neuter genders shall be deemed to include the others if the context requires, and if the context requires, the use of the singular shall include the plural and vice versa. The terms "include" and "including" shall be construed as if followed by the phrase "without limitation." This Agreement is the product of mutual negotiations among the Parties and their respective counsels, and no Party shall be deemed the draftsperson hereof or of any portion or provision hereof. Accordingly, in the event of any ambiguity or inconsistency in any provision of this Agreement, the same shall not be interpreted against any Party as the party responsible for drafting or providing such provision.



                                  ORGANIZATION

Formation and Continuation.

         From and after the Effective Date, the Members hereby agree to continue the Company as a limited liability company under and pursuant to the Delaware Act, upon and subject to the terms and conditions set forth in this Agreement. The Percentage Interest of each Member shall be personal property for all purposes. The Managing Member is hereby authorized to file and record any amendments to the Certificate of Formation and such other documents as may be approved or permitted by this Agreement or required or appropriate under the Delaware Act or the laws of any other jurisdiction in which the Company may conduct business or own property.

         Simeon Brinberg, who is hereby confirmed to have been as an "authorized person" within the meaning of the Delaware Act, has executed, delivered and filed the certificate of formation of the Company (the "Certificate of Formation") with the Secretary of State of the State of Delaware. Upon the filing of the Certificate of Formation with the Secretary of State of the State of Delaware, his powers as an "authorized person" ceased, and the Managing Member thereupon became the designated "authorized person" of the Company and shall continue as the designated "authorized person" of the Company within the meaning of the Delaware Act. The Managing Member shall execute, deliver and file any other certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in the State of New York and in any other jurisdiction(s) in which the Company may wish to conduct business.

Name and Principal Place of Business.

         The name of the Company shall be BRT Funding LLC. All business of the Company shall be conducted under such name, and title to all assets of the Company shall be held in such name.

         The principal place of business and office of the Company shall be initially located at the offices of the Managing Member at 60 Cutter Mill Road, Suite 303, Great Neck, New York 11021. The Managing Member may (with the written consent of the CIT Member) at any time (i) change such principal office and place of business or (ii) change or establish such additional offices or places of business of the Company as it may deem necessary or appropriate for the operation of the Company's business.

Term. The term of the Company commenced on the date of the filing of the Certificate of Formation pursuant to the Delaware Act and shall continue in full force and effect until the dissolution and termination of the Company pursuant to Article IX.

Registered Agent, Registered Office and Foreign Qualification. Unless otherwise determined by the Managing Member, the name of the Company's registered agent for service of process shall be United Corporate Services, and the address of the Company's registered agent and the address of the Company's registered office in the State of Delaware shall be 874 Walker Road, Suite C, Dover, Delaware 19904. Such agent and such office may be changed from time to time by the Managing Member. Either Member, or any other Person authorized by the Managing Member, is hereby authorized, for the purpose of authorizing or qualifying the Company to do business in any state, territory or dependency of the United States in which it is necessary or expedient for the Company to transact business, to do any and all acts and things necessary to obtain from such state, territory or dependency any such authorization or qualification.

Purpose. The purpose of the Company shall be:

         to advance and make Qualified Loans to Qualified Borrowers;

         to borrow additional funds from a third party for the purpose of obtaining additional funds that may be used by the Company to advance and make such Qualified Loans (provided, however, that the aggregate outstanding principal amount of all borrowings contemplated by this clause (b) shall not, without the prior written consent of all Members, at any time exceed fifty million dollars ($50,000,000)):

         to administer and manage such Qualified Loans (including, as necessary, enforce such Qualified Loans, including foreclosing and otherwise realizing on any real property or other collateral securing such Qualified Loans);

         to conduct all activities reasonably necessary or desirable to accomplish the foregoing purposes and to do anything necessary or incidental to any of the foregoing, which in each case, is not a breach of this Agreement; and

         to engage in any other business or activity approved in writing by the Members (and the Members acknowledge and agree that each of the foregoing matters in clauses (a) - (d) is part of the ordinary business of the Company).

Internal Business Activities and Maintenance of Separateness. In order to carry on its business purpose, and in support thereof, the Company (except as otherwise provided herein or otherwise agreed to in writing by the Members) is authorized to, and shall, at all times:

         maintain books and records separate from any other Person, and, without limiting the generality of the foregoing, maintain itsown bank accounts in its own name and use separate invoices, bank accounts and checks;

         hold itself out to the public and all other Persons as a legal entity separate and apart from any Member and other Person and promptly correct any known misunderstanding regarding its separate identity and status;

         observe all formalities required by the Delaware Act and its organizational documents and operating agreement and otherwise comply with all organizational formalities to maintain its separate existence;

         file its own tax returns as may be required under applicable law to the extent (1) not part of a consolidated group filing a consolidated return or (2) not treated as a division for tax purposes of another taxpayer, and pay any taxes so required to be paid under applicable law;

         not commingle assets with those of any other Person, including any Member;

         pay its own liabilities out of its own funds and not hold out the credit or assets of any other Person (including any Member) as being able to satisfy any obligations of the Company;

         maintain and periodically prepare separate financial statements and not consolidate its financial statements with any other Person for any purpose (provided, however, that the Company's assets may be included in a consolidated financial statement with each of The CIT Group, Inc. and BRT, provided that (in each case) appropriate notation shall be made in such consolidated financial statements to indicate the separateness of the Company and to indicate that the Company's assets and credit are not available to satisfy the debts and other obligations of The CIT Group, Inc. or BRT, as applicable);

         maintain an "arms-length  relationship"  with its Members and other
                  Affiliates of the Company or of any Member;

         not hold out its credit or assets as being available to satisfy the obligations of any other Person (including any Member);

         not incur any indebtedness, secured or unsecured, direct or indirect, absolute or contingent, with any Members or other Affiliate of the Company or of any Member, and not pledge any of its assets for the benefit of any Members or other Affiliate of the Company or of any Member; and

         not make any loans or advances to any Member or other Affiliate of the Company or of any Member or acquire the securities of (or otherwise make any investment in) any Member or other Affiliate of the Company or of any Member.

Limitations on Activities of the Company. The Company shall not engage in any other business or activity except as set forth in Section 2.05 without the prior written approval of all Members.

Qualified Loans. The Managing Member may from time to time, without the consent of the other Members (but subject to compliance with Section 4.03), cause the Company to make and advance any loan that meets all of the following criteria (any loan that meets all such criteria and has received the approval(s) (if any) required under Section 2.09 or that has otherwise been approved in writing by all Members is herein referred to as a "Qualified Loan"):

         a loan having a maturity date (inclusive of any extension thereof that is at the option of the Borrower, whether or not upon the payment of any extension or other fee) of two (2) years or less from the date it is made or advanced by the Company;

         a loan providing for per annum interest of not less than 200 basis points in excess of the Index Rate;

         a loan that is subject to standard and customary terms and conditions, including Standard Recourse Carve-outs, not inconsistent with the provisions hereof;

         if the relevant loan is being made or advanced to a Borrower for the purpose of its purchasing any Qualified Real Estate, (i) the principal amount of such loan is not greater than eighty-five percent (85%) of the purchase price paid or being paid by such Borrower for such Qualified Real Estate and (ii) such loan shall be secured by a First Mortgage on such Qualified Real Estate;

         if the relevant loan is otherwise being advanced or made to a Borrower, (i) the principal amount of such loan is not greater than eighty-five percent (85%) of the fair market value of the Qualified Real Estate being pledged by such Borrower to secure such loan (where the fair market value is determined by the Managing Member in good faith and in accordance with Customary Practices) and (ii) such loan shall be secured by a First Mortgage on such Qualified Real Estate;

         a loan that is made to a Borrower that is a Person with which the Managing Member (or any of its Affiliates) has previously had a successful lending relationship or that is an Affiliate of such a Person;

         a loan that is funded from the CIT Member, the BRT Member and (as applicable) the Third Party Lender in proportions to the respective Loan Percentages from each (with it being agreed and understood that any amount funded from any Capital Contribution made to the Company from any Member or from such Member's portion of any Retained Loan Balance shall be deemed to have been funded from such Member); and

         a loan that is being made or advanced to a Borrower that neither has been in default with respect to any payment obligation or, to the knowledge of the Managing Member, any other obligation under any Company Loan nor is an Affiliate of any Borrower that has been in default with respect to any payment obligation or, to the knowledge of the Managing Member, any other obligation under any Company Loan.

Limitations on Company Loans. Notwithstanding anything contained herein to the contrary, the Company shall not make or participate in, and the Managing Member shall not cause or permit the Company to make or to participate in, any loan referred to below unless such loan has been approved in writing by all Members or, pursuant to Section 4.03(c), is deemed to have been approved by all Members:

         any loan that is in a principal amount, or that (when aggregated with the outstanding principal amount of all other loans that have been made or advanced by the Company or participated in by the Company and that are secured by the same Qualified Real Estate that secures such loan) would be, in excess of ten million dollars ($10,000,000);

         any loan that is secured by any Real Estate Type if the principal amount of such loan, when aggregated with the outstanding principal amount of all other loans that are secured by the same Real Estate Type, exceeds fifty percent (50%) of the aggregate outstanding amount of all loans made or advanced by the Company (with it being agreed and understood that, for the purpose of determining whether the foregoing fifty percent (50%) limitation would be exceeded, during the period from the Effective Date through the second anniversary of the Effective Date, the aggregate outstanding amount of all loans made or advanced by the Company shall be deemed to be not less than one hundred million dollars ($100,000,000));

         any loan that is made or advanced to any Borrower if the principal amount of such loan, when aggregated with the outstanding principal amount of all other loans made or advanced to the Borrower Group of such Borrower or any members of such Borrower Group, would exceed twenty-five percent (25%) of the aggregate outstanding amount of all loans made or advanced by the Company (with it being agreed and understood that, for the purpose of determining whether the foregoing twenty-five percent (25%) limitation would be exceeded, during the period from the Effective Date through the second anniversary of the Effective Date, the aggregate outstanding amount of all loans made or advanced by the Company shall be deemed to be not less than one hundred million dollars ($100,000,000)); or

         any loan that is made or advanced to any Borrower if such Borrower (or any Affiliate of such Borrower) has been in default with respect to any indebtedness owed to any Member or any Affiliate thereof.

The Managing Member shall not be liable hereunder for causing or permitting the Company to make or to participate in any loan that would be prohibited hereunder on account of such loan being of the nature of a loan referred to under the foregoing clause (d) if the Managing Member undertook reasonable efforts to determine whether such loan was of such nature and such efforts failed to disclose that such loan was of such nature.
Shared Loans. Notwithstanding anything contained herein to the contrary, from and after time that the aggregate outstanding principal amount of Company Loans that are not Shared Loans equals or exceeds fifty million dollars ($50,000,000), the Company may make and advance a new loan that is a Shared Loan if both of the following conditions are met:

                  such new loan complies with Sections 2.08 and (to the extent applicable) 2.09 or such loan is otherwise approved in writing by all of the Members; and

                  if, but only if,

                           in lieu of making or advancing all of such loan, the Company makes or advances the Company's Share of such loan and BRT simultaneously makes and advances the balance of such loan, and simultaneously with the making or advancing of such
                           loan, the Company and BRT enter into a participation agreement, which shall be properly completed with respect to such loan and shall be in such form, with such amendments thereto, as may be agreed to in writing by all of the Members.

Further Limitations on Company Loans. Notwithstanding anything contained hereinto the contrary, the Company shall not make any loan without the consent of all of the Members unless the interest or any other fees received or to be received by the Company on the account on the origination of such loan is in respect of REIT Qualifying Obligations.



                              MEMBERS And Interests

Admission of Members. The CIT Member and the BRT Member are the initial members of the Company. Except with the prior written approval of all Members, no other Person shall be admitted as a member of the Company and no additional Interests shall be issued.

Limitation on Liability.

         Except as otherwise expressly provided in the Delaware Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Member shall be obligated personally for any such debt, obligation or liability of the Company, solely by reason of being a member of the Company. Except as otherwise expressly provided in the Delaware Act, but subject to the provisions of subparagraph (b) of this Section 3.02, the liability of each Member shall be limited to the amount of Capital Contributions required to be made by such Member in accordance with the provisions of this Agreement, but only when and to the extent the same shall become due and payable pursuant to the provisions of this Agreement. Further, no general or limited partner in, or shareholder, member or other holder of any equity interest of, any Member or any Executive Officer, Director or employee of any of the foregoing or any of their Affiliates shall be obligated personally for any debt, obligation or other liability of the Company solely by reason of his, her or its being any such general or limited partner, shareholder, member or other holder of any equity interest or such Executive Officer, Director or employee. Further, failure of the Company to observe any formalities or requirements relating to the exercise of its powers or the management of its business or affairs under this Agreement or the Delaware Act shall not be grounds for any Member, or any general or limited partner in, or shareholder, member or other holder of any equity interest of, any Member or any Executive Officer, Director or employee of any of the foregoing or any of their Affiliates to be held liable or obligated for any debt, obligation or other liability of the Company.

         Notwithstanding any other provision of this Agreement to the contrary,
(i) each Member's liability under this Agreement is explicitly limited to the assets of such Member and (ii) neither the Company nor any Member shall have any recourse against any assets of an Affiliate of another Member or any past, present or future officers, agents, shareholders, incorporators, directors, principals (direct or indirect), affiliates, partners, members or representatives of another Member or any of the assets or property of any of the foregoing, for the payment or collection of any amount, judgment, judicial process, arbitration award, fees or costs or for any other obligation or claim arising out of or based upon this Agreement.

         The provisions of this Section 3.02 shall survive the termination or expiration of this Agreement.

Third-Party Debt Liability. Except as may be expressly agreed to in writing by any Member with respect to the Third Party Financing, the Parties intend that no Member, or any of its Affiliates, shall have any liability under or in connection with any third-party debt, including liability with regard to any environmental matters, recourse carve-outs, fraud, intentional misconduct, theft or other commonly called "bad acts" or with regard to any other matter, unless otherwise approved by the Members or pursuant to an agreement entered into by such Member; provided, however, that the foregoing shall not be deemed to release any Party from its obligations hereunder to the other Parties or from any damages resulting from any breach of such obligations.

Compensation of Members. Except for the distributions to be made to the Members as provided under Articles VII and IX, no Member (including, as relevant, in its capacity as the Managing Member, the Tax Matters Member or the Liquidating Member or otherwise) shall be entitled to any compensation or other payment from the Company.

Percentage Interests. With regard to each Member separately, the initial Percentage Interest of each Member will be as set forth in Section 1.01 (in each case, subject to adjustment as provided in this Agreement). The Percentage Interests of the Members may be adjusted only as set forth in this Agreement.

Return of Capital. No Member shall be liable for the return of the Capital Contributions (or any portion thereof) of any other Member, it being expressly understood and agreed that any such return shall be made solely from the assets of the Company. No Member shall be entitled to withdraw or receive a return of any part of its Capital Contributions or Capital Account, to receive interest on its Capital Contributions or Capital Account or to receive any distributions from the Company, except as expressly provided for in this Agreement or under applicable law (and for purposes of this Section 3.06, Capital Account shall be deemed to also include the capital account of any Member for financial or book purposes or as set forth in the Delaware Act or under common law).

Ownership. All assets of the Company shall be owned by the Company, subject to the terms and provisions of this Agreement.

Waiver of Partition; Nature of Interests in the Company. Except as otherwise expressly provided for in this Agreement, each of the Members hereby irrevocably waives any right or power that such Member might have:

           to cause the Company or the assets of the Company to be partitioned;

           to cause the appointment of a receiver for all or any portion of the assets of the Company;

           to compel any sale of all or any portion of the assets of the Company; or

           to file a complaint, or to institute any proceeding at law or in equity, to cause the termination, dissolution or liquidation of the Company.

No Member shall have any interest in any specific assets of the Company (including the Loan Portfolio or any Company Loans).



                                   MANAGEMENT

Management.

         Except as otherwise provided in this Agreement, the business and affairs of the Company shall be controlled and managed by the Managing Member. The Managing Member shall, in all cases, act in all material respects in accordance with customary industry standards and Customary Practices and in accordance with this Agreement. The Managing Member shall assure that it is provided with, and has, the services of appropriately skilled personnel (including, to the extent relevant and to the extent each is employed or otherwise retained by the Managing Member or any of its Affiliates, Jeffrey Gould, Mitchell Gould, David Kalish and George Zweier), who shall dedicate sufficient time and effort to the performance of the services and responsibilities contemplated hereunder to be provided by the Managing Member in order to facilitate its ability to perform effectively such services and responsibilities. The Managing Member shall consult regularly with the Members in exercising its authority under this Agreement.

         Without limiting the generality of the foregoing Section 4.01(a), and except as otherwise provided in this Agreement, the Managing Member, at the Company's cost: (i) shall, acting for and on behalf of the Company, (A) establish the policies and operating procedures of the Company; (B) implement all Major Decisions that have been approved in the manner provided for herein;
(C) make decisions (other than (I) Major Decisions and (II) such other decisions as are reserved to one or more of the Members hereunder) as to all matters that the Company has authority to undertake, subject, however, to the terms and conditions of this Agreement; (ii) may perform, or cause to be performed, all of the Company's obligations under any agreement to which the Company is a party; and (iii) may enter into contracts on behalf of the Company and make such expenditures as are required to operate and manage the Company. All decisions made, and actions taken, by the Managing Member in accordance with the foregoing
Section 4.01(a) and this Section 4.01(b) shall be binding on the Company.

         The Members hereby designate the BRT Member to act as the Managing Member of the Company. The Managing Member may only be removed or changed: (i) by unanimous consent of the Members; or (ii) upon the Managing Member's resignation at its election. In the event the Managing Member resigns, the Members shall appoint a successor Managing Member. Any provision to the contrary herein notwithstanding, to the extent any Major Decision has been approved by the Members, the Managing Member shall be authorized, without any further consent or approval, to act in accordance therewith.

Major Decisions.

         Notwithstanding any provision to the contrary in this Article IV, no action shall be taken, sum expended, decision made or obligation incurred by or on behalf of the Company with regard to the following matters (each a "Major Decision") unless the same are approved in writing by all of the Members:

                  any hiring, employment or other engagement of any officer or other employee other than the retention of the Company Accountants, any retention, engagement or other contracting for the services of any advisor or consultant to the Company if such retention, engagement or other contracting for services would result in the incurrence by the Company of any Operating Expenses;

                  any delegation of any of powers, duties, responsibilities and management functions of the Managing Member, the Tax Matters Member or the Liquidating Member;

                  any financing or refinancing of the Company or any assets of the Company (which include the Third Party Financing);

                  any sale or other transfer of any Company Loan;

                  selecting or varying depreciation and accounting methods and making other decisions with respect to treatment of various transactions for state or federal income tax purposes or other financial purposes not otherwise specifically provided for herein, provided that such methods and decisions shall be consistent with the other provisions of this Agreement;

                  determining any reserves to be established prior to the distributions to the Members as provided herein;

                  the approval of any contract or other arrangement with any Affiliate of any Member, the Managing Member, the Tax Matters Member or the Liquidating Member;

                  the institution of legal action or proceeding (exclusive of a foreclosure action with respect to any Company Loan or real property securing any Company Loan), or the settlement or compromise of any legal action or proceeding (exclusive of any such foreclosure action), involving more than $100,000 or the settlement or compromise of any uninsured claim or legal action or proceeding against the Company involving more than $100,000;

                  any election to admit any other Person as a member to the Company or the issuance of any Interest to any Person other than a Member;

                  any election (A) to dissolve the Company other than in accordance with the terms of this Agreement, (B) to merge the Company with or into any other entity or (C) to file a bankruptcy or similar insolvency petition on behalf of the Company;

                  any election pursuant to Code Section 301.7701-3 to have the Company treated as a corporation for federal income tax purposes; or

                  the extension of the maturity date of any Company Loan or any other extension or renewal of any Company Loan.

         Major Decisions may be introduced for consideration of the Members by the Managing Member or any Member. Any provision to the contrary herein notwithstanding, the Managing Member shall have no power or authority to authorize or approve any Major Decision, or to take any material action or make any material decision with regard thereto, unless the same has been approved in writing by all Members.

         Notwithstanding anything contained herein to the contrary, the CIT Member shall have sole power and authority to enforce and to cause the Company to enforce any Participation Agreement. Without limiting the scope or generality of the foregoing, the CIT Member, acting alone, shall have the power and authority, in the name and on behalf of the Company, to retain such counsel and other advisors as the CIT Member may deem appropriate to investigate any breach or violation of any Participation Agreement by BRT or any Affiliate of BRT and to institute and prosecute, and to settle or compromise, any action or proceeding with respect to any breach or violation of any Participation Agreement by BRT or any Affiliate of BRT. All costs and expenses incurred in connection with the exercise of the power and authority contemplated by this
Section 4.02(c) shall be for the account of, and shall be borne by, the Company, subject to reimbursement to the Company as provided in the relevant Participation Agreement.

Loan Approval Process.

         The CIT Member shall, from time to time, give written notice to the Managing Member designating up to three individuals as CIT's designee(s) to receive notice of, and the right to attend and participate in, any meeting of the Loan Committee contemplated under Section 4.03(b). One designee of the CIT Member shall be permitted (at such designee's election, either in person or by conference telephone) to attend and participate in the discussion of each matter under consideration at such meeting and (subject to the terms and conditions of this Agreement) to approve or disapprove, on behalf of CIT, any loan proposed to be made by the Company. CIT may, at any time and from time to time, change the individuals so designated and may designate alternative individuals as to serve as its designee(s) for such purpose in the event another individual so designated is unavailable or otherwise unable to act as such designee. The individuals who have been so designated by CIT are herein referred to as such CIT's "Designees."

         The BRT Member shall assure that (a) simultaneously with members of the Loan Committee being given notice of any meeting at which any proposed or prospective Company Loan (including any Shared Loan) is to be considered for approval, the Designees of the CIT Member are given notice of such meeting and
(b) simultaneously with any Committee Report being given to any member of the Loan Committee with respect to any proposed or prospective Company Loan (including any Shared Loan), the Designees of the CIT Member are given a copy of such Committee Report with respect to such proposed or prospective Company Loan.

         Unless, within two (2) Business Days following (i) the completion of any meeting of the Loan Committee called for the purposes of approving or disapproving any proposed or prospective Company Loan or (ii) (if later) the receipt by the CIT Member's Designees of the Committee Report with respect to such proposed or prospective Company Loan, a Member indicates its disapproval of such proposed or prospective Company Loan, such Member shall (subject to Section 4.03(d)) be deemed to have approved such proposed or prospective Company Loan; provided, however, that no Member shall (absent its express written approval) be deemed to have approved any proposed or prospective Company Loan (A) that would not comply with Section 2.08(g) or that is referred to in Section 2.09(d) or (B) with respect to which such Member has (as contemplated by Section 4.03(d)) requested additional information and such additional information has not been provided.

         Notwithstanding anything contained herein to the contrary, in the event any Member shall request any additional information with respect to any proposed or prospective Company Loan (including any third party market study), then, as soon as reasonably practical after such request is made, such additional information shall be obtained (at the Company's expense) and provided to such Member. If any information so requested is obtained prior to the date the relevant proposed or prospective Company Loan is to be made or advanced by the Company, then (notwithstanding anything contained in Section 4.03(c) to the contrary) the Member requesting such information shall have two (2) Business Days following its receipt of such information to determine whether to approve or disapprove such proposed or prospective Company Loan; provided, however, that, if such information is not received by the Company or the Managing Member until less than two (2) Business Days prior to when such proposed or prospective Company Loan is required to close and be funded and such information is forthwith delivered to the Member requesting such information, then such Member shall have only until a reasonable period of time prior to the date such proposed or prospective Company Loan is required to close and be funded to determine whether to approve or disapprove such proposed or prospective Company Loan.

         No Member shall (without the consent of the other Members) disapprove any proposed or prospective Company Loan that has been recommended by the Managing Member unless (i) such proposed or prospective Company Loan fails to meet or comply with one or more of the criteria set forth in Section 2.08, (ii) such proposed or prospective Company Loan would, if made, constitute a loan referred to under Section 2.09, (iii) such Member has (as contemplated by Section 4.03(d)) requested additional information with respect to such proposed or prospective Company Loan and such additional information has not been provided or (iv) in the case of the CIT Member, the CIT Designees did not receive advance notice of the Loan Committee meeting at which such proposed or prospective Company Loan was considered for approval or disapproval so as to allow them to attend and participate in such Loan Committee meeting.

Conditions to Closing of Company Loans. The Managing Member shall not cause or permit the Company to close or fund any loan contemplated hereunder to be made or advanced by the Company unless each and all of the following conditions (except to the extent the same have been waived in writing by the Members) have been met or satisfied:

         at least three (3) Business Days in advance of such closing and funding, a "Phase 1" environmental report or environmental audit (the costs of which shall have been paid for or borne by the relevant Borrower) with respect to the real property that is intended to secure such loan shall have been approved by the Managing Member acting in good faith and in accordance with Customary Practices and delivered to each Member;

         if such loan is to be secured by any building or other improvements that are not yet constructed, at least three (3) Business Days in advance of such closing and funding, a construction budget for such building or other improvements shall have been approved by the Managing Member acting in good faith and in accordance with Customary Practices and a copy thereof (as so approved) shall have been delivered to each Member;

         the Company shall have been provided with title insurance, in customary form and substance (as approved by the Managing Member acting in good faith and in accordance with Customary Practices), with respect to the real property that is intended to secure such loan;

         a physical inspection (as approved by the Managing Member acting in good faith and in accordance with Customary Practices) of the real property that is intended to secure such loan shall have been completed;

         a First Mortgage with respect to the real property that is intended to secure such loan shall have been approved by the Managing Member acting in good faith and in accordance with Customary Practices and executed by the relevant Borrower, delivered to the Company for filing or recording, as applicable;

         the Company shall have received written confirmation (in form and substance satisfactory to the Managing Member acting in good faith and in accordance with Customary Practices) as to the proper zoning and permitted use of the real property that is intended to secure such loan;

         the Company shall have received copies of all applicable certificates of occupancy (in form and substance satisfactory to the Managing Member acting in good faith and in accordance with Customary Practices) with respect to the real property that is intended to secure such loan;

         all Loan Documentation for such loan shall be in form and substance satisfactory to the Managing Member acting in good faith and in accordance with Customary Practices;

         the Company shall have received copies of appropriate authorizing resolutions, confirmation of signing authority and legal opinions (all in form and substance satisfactory to the Managing Member acting in good faith and in accordance with Customary Practices) with respect to all applicable Loan Documentation for such loan;

         the Company shall have received written confirmation (in form and substance satisfactory to the Managing Member acting in good faith and in accordance with Customary Practices) that the relevant Borrower has obtained (as provided for in the Loan Documentation for such loan) appropriate fire, liability, comprehensive and replacement insurance with respect to the real property that is intended to secure such loan, with the Company listed as an additional loss payee and mortgagee with respect to each insurance policy in an amount equal to the replacement cost of the buildings and other improvements included in such real property;

         all Taxes with respect to the real property that is intended to secure such loan shall have been paid in full and discharged or escrowed with the Company, the Managing Member or the title company;

         the financial condition of the relevant borrower and (as applicable) major tenants of the real property that is intended to secure such loan shall have been provided to, and approved by, the Managing Member acting in good faith and in accordance with Customary Practices;

         at least three (3) Business Days in advance of such closing and funding, each Member shall have been provided with a copy of the Managing Member's "in-house" condition report with respect to such loan and the real property that is intended to secure such loan; and

         such other conditions as any Member may, from time to time reasonably request, shall have been met or satisfied.

Limitation on Other Members' Rights to Manage the Company. Except as expressly provided in this Agreement, no Member, other than the Managing Member, shall have any right or power to participate in or have any control over the Company's business, affairs or operations or to act for or to bind the Company in any matter whatsoever; provided, however, that the foregoing shall not be deemed to limit or impair, or to adversely affect, the right of any Member to withhold its consent to any Major Decision or the effect of any Member's failure to grant any such consent.

Accounting and Fiscal Year. The books of the Company shall be kept on the accrual basis in accordance with generally accepted accounting practices and principles consistently applied ("GAAP"), and the Company shall report its operations for tax purposes on the accrual method. The taxable year of the Company shall end on December 31 of each year unless a different taxable year shall be required by the Code.

Books and Records. The Managing Member shall maintain, or cause to be maintained, in a manner customary and consistent with good accounting principles, practices and procedures, a comprehensive system of office records, books and accounts (which records, books and accounts shall be and remain the property of the Company) in which shall be entered fully and accurately each and every financial transaction with respect to the operations of the Company. Bills, receipts and vouchers shall be maintained on file by the Managing Member. The Managing Member shall maintain said books and accounts in a safe manner and separate from any records not having to do directly with the Company. The Managing Member shall cause audits to be performed and audited statements and income tax returns to be prepared as required by Section 4.10. Such books and records of account shall be prepared and maintained by the Managing Member at the principal place of business of the Company or such other place or places as may from time to time be determined by the Managing Member.

Access to Books and Records. The Company shall provide each Member and its accountants or other representatives, and the Managing Member shall cause the Company to provide each Member and its accountants or other representatives, with free and unlimited access during normal business hours to, and the ability to make copies of, all books and records relating to the Company and its operations, including the Loan Portfolio.

Provision of Financial Statements and Reports. The Company shall provide each Member, and the Managing Member shall cause the Company to provide each Member, with the following:

         within three (3) days following the end of each calendar month, a Status Report with respect to the status of each of the Company Loans as of the end of such calendar month;

         within three (3) days following the end of each Fiscal Quarter, a Portfolio Management Report for such Fiscal Quarter;

         within five (5) Business Days following the end of each Fiscal
                  Quarter (other than the last Fiscal Quarter) of each Fiscal Year, unaudited financial statements of the Company for such Fiscal Quarter and for such Fiscal Year through the end of such Fiscal Quarter, which financial statements shall include a statement of profit and loss and of cash flows of the Company for each of the periods covered thereby and a balance sheet of the Company as of the end of such Fiscal Quarter, in each case been prepared in accordance with GAAP applied on a consistent basis;

         within thirty (30) days following the end of each Fiscal Year, audited financial statements of the Company for such Fiscal Year, which financial statements shall include a statement of profit and loss and of cash flows of the Company for such Fiscal Year and a balance sheet of the Company as of the end of such Fiscal Year, in each case been prepared in accordance with GAAP applied on a consistent basis;

         within twenty-one (21) days following the end of each Fiscal Year, the Form K-1 and other documentation required by each Member for the purposes of determining such Member's income (or loss) for such Fiscal Year attributable to such Member's interest in the Company; and

         promptly after any request therefor, such other information and reports as any Member may from time to time reasonably request with respect to the Company, its business and operations and/or the Loan Portfolio and the performance thereof.

Reports. The Managing Member shall prepare the financial reports and other information that the Members may determine are appropriate, including those provided for in Section 4.09. In addition, promptly after the end of each Fiscal Year, the Managing Member will cause the Company Accountant to prepare and deliver to each Member a report setting forth in sufficient detail all such information and data with respect to business transactions effected by or involving the Company during such Fiscal Year as will enable the Company and each Member to timely prepare its federal, state and local income tax returns in accordance with the laws, rules and regulations then prevailing. The Managing Member will also cause the Company Accountant to prepare federal, state and local tax returns required of the Company, submit those returns to the Members for their approval as early as practicable but in no event later than twenty-one
(21) calendar days following the end of the preceding Fiscal Year and will file the tax returns after they have been approved by the Members. In the event any Member shall not in good faith be able to approve any such tax return prior to the date required for the filing thereof, the Managing Member will timely obtain an extension of such date if such extension is available under applicable law. The Managing Member shall prepare and distribute the reports and statements described in this Section 4.10. All decisions as to accounting principles shall be made by the Managing Member, subject to the provisions of this Agreement.

The Company Accountant. The Company shall retain the Company Accountant as its regular accountant and auditor. The fees and expenses of the Company Accountant (such fees and expenses, collectively, the "Accounting Fees"), inclusive of any such fees related to the preparation of any tax returns, shall be a Company operating expense.

Reserves. Subject to Section 4.02(a), the Managing Member may establish reserves to the extent it determines in good faith and in accordance with Customary Practices that said reserves are reasonably required (i) to satisfy requirements of applicable law, (ii) to make payments on or with respect to the Third Party Financing or (iii) for other Operating Expenses.

Tax Matters.

         Tax Matters Member. The Managing Member is specifically authorized to act as the Company's "Tax Matters Member" and shall act as the Company's "tax matters partner" within the meaning of Section 6231(a)(7) of the Code and in any similar capacity under state or local law. The Tax Matters Member shall have the authority without any further consent of the Members being required (except as specifically required herein) to make any and all elections for federal, state, local and foreign tax purposes, including any election, if permitted by applicable law: (i) to make the election provided for in Code Section 6231(a)(1)(B)(ii), (ii) to adjust the basis of any Company assets pursuant to Code Sections 754, 734(b) and 743(b), or comparable provisions of state, local or foreign law, in connection with Transfers of Interests and Company distributions; (iii) to extend the statute of limitations for assessment of tax deficiencies against the Members with respect to adjustments to the Company's federal, state, local or foreign tax returns; and (iv) to the extent provided in Code Sections 6221 through 6231 and similar provisions of federal, state, local or foreign law, to represent the Company and the Members before taxing authorities or courts of competent jurisdiction in tax matters affecting the Company or the Members in their capacities as Members and to file any tax returns and execute any agreements or other documents relating to or affecting such tax matters, including agreements or other documents that bind the Members with respect to such tax matters or otherwise affect the rights of the Company and the Members.

         Tax Information. Necessary tax information shall be delivered to each Member as soon as practicable fter the end of each Fiscal Year but not later than twenty-one (21) days after the end of each Fiscal Year.

         Treatment as a Partnership. The Members intend for the Company to be treated as a partnership under the Code. The Members shall take reporting positions on their respective federal, state and local income tax returns consistent with the positions determined for the Company by the Tax Matters Member. The Tax Matters Member shall cause all federal, state and local income and other tax returns to be timely filed by the Company.

Reimbursement for Certain Expenses. The Company shall reimburse the Managing Member for Loan Origination Expenses that are in excess of the corresponding Loan Origination Deposits, provided that the amount of such reimbursement for any Fiscal Year or other period shall not (except as agreed to in writing by all of the Members) exceed the Maximum Reimbursement Amount. The Loan Origination Expenses that the Company is obligated under this Section 4.14 to reimburse to the Managing Member are herein referred to as the "Reimbursable Loan Origination Expenses."

Obligation of the Managing Member to Bear Expenses.
--------------------------------------------------

         The Managing Member shall bear (and shall pay so as not to subject the Company to any obligation to pay) (a) all costs and expenses related to the performance of the duties and obligations of the Managing Member, the Tax Matters Member and the Liquidating Member hereunder and (b) all personnel and other overhead and related costs and expenses (including rent, utilities and expenses for telecommunications, printing, mailing and courier service and any travel or entertainment expenses) and other operating costs with respect to the operation of the Company's business. The Company shall bear and pay the following, but (except with the prior written consent of all of the Members) only the following, expenses: (i) all Taxes payable by the Company, (ii) all Accounting Fees incurred by the Company, (iii) all legal and other expenses incurred by the Company and payable to an Independent Third Party in connection with (A) the enforcement of any Company Loan (including the foreclosure under any related First Mortgage or other realization upon any real property or other collateral securing such Company Loan and any costs or expenses related to the repair, preservation or improvement of any real property securing any Company Loan, including (if applicable) after the Company has acquired such real property in connection with a foreclosure sale or otherwise) (all such legal and other expenses, collectively, "Foreclosure Expenses") or (B) the enforcement of any Participation Agreement or other contract to which the Company is a party,
(iv) all payments of interest, principal and any other amounts (including any points and other fees payable by the Company to any Third Party Lender in connection with any Third Party Financing) that are payable by the Company to any Third Party Lender in connection with any Third Party Financing, (v) all legal and other similar expenses incurred by the Company and payable to an Independent Third Party in connection with the preparation and negotiation of any loan agreement or other documentation relating to any Third Party Financing,
(vi) all legal and other expenses incurred by the Company and payable to an Independent Third Party in connection with the dissolution and liquidation of the Company as contemplated under Article IX and (vii) any Reimbursable Loan Origination Expenses (all of the costs and expenses referred to in the foregoing clauses (i) through (vii) are herein referred to collectively as the "Operating Expenses"). Notwithstanding anything contained in this Section 4.15 to the contrary, the Managing Member shall be authorized to apply any Loan Origination Deposits in payment of any corresponding Loan Origination Expenses.

         The Managing Member shall assure that the Company shall not incur or bear more than one half (1/2) of all costs and expenses that are incurred (whether by or on behalf of the Company, BRT or any Affiliate of BRT) in connection with (i) the investigation of a prospective Borrower that may enter into a Company Loan if such Company Loan might be part of a Shared Loan, (ii) any other due diligence relating to any prospective Company Loan if such Company Loan might be part of a Shared Loan or (iii) the preparation or negotiation of documentation for any prospective Company Loan if such Company Loan might be part of a Shared Loan. The Managing Member shall also assure that, with respect to all costs and expenses that, if paid or incurred by the Company, would constitute Foreclosure Expenses related to any Company Loan, the Company shall not incur or bear more than the Company's Share of such costs and expenses. Nothing contained in this Section 4.15(b) shall be deemed to release or relieve the Managing Member of any of its obligations under Section 4.15(a) or any other provisions of this Agreement.

Holding of REIT Qualifying Assets. If any Member or a direct or indirect parent of any Member is a real estate investment trust and such Member is not a taxable REIT subsidiary, at the request of such Member, the Managing Members shall promptly dispose of any asset of the Company that generates gross income of a character that is not described in Section 856(c)(3) of the Code, causes or threatens to cause such Member to fail to satisfy the requirements of Section 856(c)(4) of the Code or produces income from a prohibited transaction within the meaning of Section 857(b)(6) of the Code.

 Loans Deemed Disapproved. Any loan that is not approved or deemed approved within specified time frames by the CIT Member shall be deemed disapproved.



                                     CAPITAL

Initial Capital Contributions. Within ten (10) Business Days following the Effective Date, the CIT Member shall contribute one hundred and fifty thousand dollars ($150,000) to the capital of the Company and the BRT Member shall contribute fifty thousand dollars ($50,000) to the capital of the Company.

Capital Calls.

         In anticipation of, but not less than two(2) full Business Days prior to the closing of, the making or advance of a new Company Loan by the Company (including any new Company Loan that constitutes the Company's Share of any Shared Loan), the Managing Member may, by written notice given to each Member, make a call upon such Member to make a contribution to the capital of the Company in an amount equal to such Member's Contribution Percentage of the principal amount of such Company Loan anticipated to be made or advanced by the Company at the closing of such new Company Loan (any such written notice is herein referred to as a "Capital Call Notice" and shall specify the principal amount of such Company Loan anticipated to be made or advanced by the Company at the closing of such new Company Loan). Promptly, and in any event within two (2) full Business Days, following its receipt of any such Capital Call Notice, each Member shall contribute to the capital of the Company, in immediately available funds, its Contribution Percentage of the principal amount of such Company Loan anticipated to be made or advanced by the Company at the closing of such new Company Loan as set forth in such Capital Call Notice; provided, however, that no Member shall be obligated to make any such additional contribution to the capital of the Company to the extent that the amount of such additional contribution, when aggregated with all capital contributions that have theretofore been made by such Member to the capital of the Company (including pursuant to Section 5.01) and that have not been repaid or returned to such Member as contemplated under Section 7.01(a) would exceed such Member's Maximum Contribution Amount.

         In the event the Managing Member, acting in good faith and in accordance with Customary Practices, determines that the Company needs to incur and expend Foreclosure Expenses that cannot be funded from Company Loan Non-Principal Repayments that have been retained or are anticipated to be received by the Company, the Managing Member may make a capital call on the Members to provide capital contributions to the Company to fund such Foreclosure Expenses. Such capital call shall be made by written notice to the Members setting forth the amount of such capital call and, in reasonable detail, the anticipated application of the amount being requested. Within ten (10) days following its receipt of such notice, the CIT Member shall contribute to the capital of the Company an amount equal to seventy-five percent (75%) of the amount of such capital call and the BRT Member shall contribute to the capital of the Company an amount equal to twenty-five percent (25%) of the amount of such capital call. Notwithstanding anything contained herein to the contrary, the CIT Member shall not be required to make any contribution to the capital of the Company pursuant to this Section 5.02(b) to the extent that the amount of such contribution, when aggregated with the amount of all contributions that have previously been made by the CIT Member pursuant to this Section 5.02(b) and have not been repaid to the CIT Member pursuant to step one of Section 7.01(b), would exceed seven hundred and fifty thousand dollars ($750,000) and the BRT Member shall not be required to make any contribution to the capital of the Company pursuant to this Section 5.02(b) to the extent that the amount of such contribution, when aggregated with the amount of all contributions that have previously been made by the BRT Member pursuant to this Section 5.02(b) and have not been repaid to the BRT Member pursuant to step one of Section 7.01(b), would exceed two hundred and fifty thousand dollars ($250,000).

No Further Capital Contributions. Except as expressly provided in this Agreement or with the prior written consent of all the Members, no Member shall be required or entitled to contribute any other or further capital to the Company (subject, however, to the proviso in clause (i) of Section 5.05(a) and the last sentence of Section 7.05), nor shall any Member be required or entitled to loan any funds to the Company. No Member will have any obligation to restore any negative or deficit balance in its Capital Account upon liquidation or dissolution of the Company (and for purposes of this Section 5.03, Capital Account shall be deemed to also include the capital account of any Member for financial or book purposes or as set forth in the Delaware Act or under common law). Notwithstanding any other provision of this Agreement to the contrary, nothing contained herein will, or is intended or will be deemed to benefit any creditor of the Company or any creditor of any Member, and no such creditor shall have any rights, interests or claims hereunder, be entitled to any benefits or be entitled to require the Company or any Member to demand, solicit or accept any loan, advance or Additional Capital Contribution for or to the Company or to enforce any rights that the Company or any Member may have against any other Member or that any Member may have against the Company, pursuant to this Agreement or otherwise.

Method of Payment. All Capital Contributions or advances required by or provided for in this Article V shall be made by wire transfer of funds to the Company account designated by the Managing Member, and any distributions to any Member (pursuant to Article VII or IX) required by or provided in this Agreement shall be made by wire transfer of funds to such account as designated by such Member or other means mutually acceptable or then commonly used for the receipt and distribution of proceeds in major commercial transactions.

Defaults in Making Capital Contributions and Remedies.

         If either Member (the "Non-Contributing Member") fails to timely make any Capital Contribution (or any portion thereof) required pursuant to Section
5.01 or 5.02 and the other Member (the "Contributing Member") has fully made its Capital Contribution as required pursuant to Section 5.01 or 5.02 (as applicable), then the Contributing Member may cause either (but not both) of the following actions to be taken by delivery of notice to such effect to the Company and the Non-Contributing Member (which notice shall be so delivered within ten (10) Business Days following the date the Non-Contributing Member was required, but failed, to make such Capital Contribution):

         The Contributing Member may (A) advance (in addition to such amount as the Contributing Member is required to contribute to the capital of the Company pursuant to Section 5.01 or 5.02 (as applicable)) to the Company an amount up to the Non-Contributing Member's Default Contribution Amount (subject to the limitation that the aggregate Priority Member Advances made by the Contributing Member and then outstanding does not exceed seven million five hundred thousand dollars ($7,500,000)) and (B) designate such advance as a "Priority Member Advance" (provided, however, such Priority Member Advance will be considered and treated as a Capital Contribution for federal income tax purposes); OR

         The Contributing Member may withdraw its share of such required Capital Contribution.

         Notwithstanding any other provision of this Agreement to the contrary, in the event any Member fails to timely make any Capital Contribution (or any portion thereof) required pursuant to Section 5.01 or 5.02 and the resulting exercise of any remedy in this Agreement results in the immediate or future imposition of a transfer tax on the Company (or any Member thereof), the Member that failed to make such Capital Contribution under Section 5.01 or 5.02 shall be liable for and shall be obligated to directly pay any such transfer tax (and such payment shall not be deemed to be a Capital Contribution and shall have no effect upon the allocation provisions or any other equity provisions of this Agreement).

         Each Member acknowledges and agrees that the other Member would not be entering into this Agreement were it not for (i) the Members agreeing to make the Capital Contributions provided for in Sections 5.01 and 5.02 and (ii) the remedy provisions provided for herein. Each Member acknowledges and agrees that in the event any Member fails to make its Capital Contributions pursuant to this Agreement, the other Member will suffer substantial damages and the remedy provisions set forth above under step three of Section 7.01(b) are fair, just and equitable in all respects and administratively superior to any other method for determining such damages.



                                   ALLOCATIONS

Profits. After giving effect to the special allocations set forth in Sections
6.03 and 6.04, Profits for any Allocation Year (determined without regard to any Losses associated with Lost Principal Amounts) shall be allocated to the Members as follows:

         First,  to the Members in an amount  equal to the excess,  if any, of
(i) the cumulative Losses allocated to the Members pursuant to Section 6.02(b) for all prior Allocation years over (ii) the cumulative Profits allocated to the Members pursuant to this Section 6.01(a) for all prior Allocation Years;

         Second, to the Members until the Members have been allocated an amount equal to the excess, if any, of (i) the sum of (1) the cumulative amounts distributed to each such Members pursuant to Section 7.01(b)(i)(B) representing the 9% return on such Members Priority Member Advances, plus (2) the cumulative amounts distributed to each such Members pursuant to Section 7.01(b)(i)(A) representing repayment of such Member's Foreclosure Capital Contributions, but only to the extent such repayment is allocable to cumulative aggregate Lost Principal Amounts for which Losses were previously allocated to such Member pursuant to Section 6.02(a), over (ii) the cumulative Profits allocated to such Member pursuant to this Section 6.01(b) for all prior Allocation Years;

         Third, the BRT Member in an amount equal to the excess, if any, of (i) the cumulative amounts distributed pursuant to Section 7.01(b)(ii)(B) over
(ii) the cumulative Profits allocated to BRT Member pursuant to this Section 6.01(c) for all prior Allocation Years;

         Fourth, to the Members until the Members have been allocated an amount equal to the excess, if any, of (i) the cumulative amounts distributed to each such Member pursuant to Section 7.01(b)(iii) representing the 12% return on such Member's Foreclosure Capital Contribution over (ii) the cumulative Profits allocated to such Member pursuant to this Section 6.01(d) for all prior Allocation Years;

         Fifth, to the Members until the Members have been allocated an amount equal to the excess, if any, of (i) the cumulative amounts distributed to the Members pursuant to Section 7.01(b)(iv) over (ii) the cumulative Profits allocated to the Members pursuant to this Section 6.01(e) for all prior Allocation Years;

         Sixth, to the Members until the Members have been allocated an amount equal to the excess, if any, of (i) the cumulative amounts distributed to the Members pursuant to Sections 7.01(d)(i) and 7.01(e)(i) over (ii) the cumulative Profits allocated to the Members pursuant to this Section 6.01(f) for all prior Allocation Years;

         Seventh, to the Members until the Members have been allocated an amount equal to the excess, if any, of (i) the cumulative amounts distributed to the Members pursuant to Sections 7.01(d)(ii) and 7.01(e)(ii) over (ii) the cumulative Profits allocated to the Member pursuant to this Section 6.01(g) for all prior Allocation Years; and

         Eighth, the balance, if any, thirty-seven and one-half percent(37 1/2%) to the CIT Member and sixty-two and one-half percent (62 1/2%) to the BRT Member.

  Notwithstanding Section 6.01, any Profits relating to the recovery on and with respect to any Lost Principal Amount shall be allocated the Members in the same manner as which the Losses associated with such Lost Principal Amount were allocated.

Losses. After giving effect to the special allocations set forth in Sections
6.03 and 6.04, Losses for any Allocation Year shall be allocated to the Members as follows:

         First, to the Members, in proportion to their relative Outstanding Advances (increased by any outstanding Priority Member Advances) an amount equal to the excess, if any, of (i) the cumulative aggregate Lost Principal Amounts for all Foreclosed Company Loans over (ii) the cumulative Losses allocated to such Member pursuant to this Section 6.02(a) for all prior Allocation Years; and

         Second, the balance, if any, thirty-seven and one-half percent(37 1/2%) to the CIT Member and sixty-two and one-half percent (62 1/2%) to the BRT Member.

Special Allocations. The following special allocations shall be made in the following order:


         Allocations on account of Payments with Respect to Lost Principal. If the BRT Member shall make a payment pursuant to Section 7.06 to the CIT Member on account of a CIT Loan Principal Shortfall, the Loss that gave rise to such CIT Loan Principal Shortfall shall be allocated to the BRT Member.

         Qualified Income Offset. In the event that any Member unexpectedly receives any adjustments, allocations or distributions described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), Section 1.704-1(b)(2)(ii)(d)(5) or Section 1.704-1(b)(2)(ii)(d)(6), items of
         Company income and gain shall be allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit of such Member as quickly as possible; provided that an allocation pursuant to this
         Section 6.03(b) shall be made only if and to the extent that such Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article VI have been tentatively made as if this Section 6.03(b) were not in this Agreement.

         Gross Income Allocation. In the event that any Member has an Adjusted Capital Account Deficit at the end of any Allocation Year, such Member shall be allocated items of Company income and gain in the amount of such deficit as quickly as possible; provided that an allocation pursuant to this Section 6.03(b) shall be made only if and to the extent that such Member would have an Adjusted Capital Account Deficit in excess of such sum after all other allocations provided for in this
         Article VI have been tentatively made as if Section 6.03(b) and this
         Section 6.03(c) were not in this Agreement.

         Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Company asset, pursuant to Code Section 734(b) or
         Section 743(b) is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(2) or Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Member in complete liquidation of such Member's Interest in the Company, the amount of such adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of such Company asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Members in accordance with their Interests in the event Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Member to whom such distribution was made in the event Regulations
         Section 1.704-1(b)(2)(iv)(m)(4) applies.

         Allocations Relating to Taxable Issuance of Interests. Any income, gain, loss or deduction realized as a direct or indirect result of the issuance of an Interest by the Company to a Member (the "Issuance Items") shall be allocated among the Members so that, to the extent possible, the net amount of such Issuance Items, together with all other allocations under this Agreement to each Member, shall be equal to the net amount that would have been allocated to each such Member if the Issuance Items had not been realized.

Curative Allocations. The allocations set forth in Sections 6.03(b), 6.03(c) and 6.03(d) (the "Regulatory Allocations") are intended to comply with certain requirements of the Regulations. It is the intent of the Members that, to the extent possible, the Regulatory Allocations shall be offset either with special allocations of other items of Company income, gain, loss or deduction pursuant to this Section 6.04. Therefore, notwithstanding any other provision of this
Article VI (other than the Regulatory Allocations), the Managing Member shall make such offsetting special allocations of Company income, gain, loss or deduction in whatever manner it (acting in good faith) determines appropriate so that, after such offsetting allocations are made, each Member's Capital Account balance is, to the extent possible, equal to the Capital Account balance such Member would have had if the Regulatory Allocations were not part of this Agreement and all Company items were allocated pursuant to Sections 6.01, 6.02 and 6.03(e).

Other Allocation Rules.

         Profits, Losses and any other items of income, gain, loss or deduction shall be allocated to the Members pursuant to this Article VI as of the last day of each Fiscal Year, provided that Profits, Losses and such other items shall also be allocated at such times as the Gross Asset Values of Property are adjusted pursuant to clause (ii) of the definition of "Gross Asset Value" in Section 1.01.

         For purposes of determining the Profits, Losses or any other items allocable to any period, Profits, Losses and any such other items shall be determined on a daily, monthly or other basis, as determined by the Managing Member (except to the extent otherwise provided in Section 8.06) using any permissible method under Code Section 706 and the Regulations thereunder.

         The Members are aware of the income tax consequences of the allocations made by this Article VI and hereby agree to be bound by the provisions of this
Article VI in reporting their shares of Company income and loss for income tax purposes, except as otherwise required by law.

Tax Allocations; Code Section 704(c).

         Except as otherwise provided in this Section 6.06, each item of income, gain, loss and deduction of the Company for federal income tax purposes shall be allocated among the Members in the same manner as such items are allocated for book purposes under this Article IV. In accordance with Code Section 704(c) and the Regulations thereunder, income, gain, loss and deduction with respect to any Property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such Property to the Company for federal income tax purposes and its initial Gross Asset Value (computed in accordance with the definition of "Gross Asset Value" in Section 1.01).

         In the event the Gross Asset Value of any Company asset is adjusted pursuant to clause (ii) of the definition of Gross Asset Value, subsequent allocations of income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such assetfor
federal   income  tax   purposes   and  its  Gross   Asset   Value  in  the
same  manner  as  under  Code Section 704(c) and the Regulations thereunder.

         Any elections or other decisions relating to such allocations shall be made by the Managing Member in any manner that reasonably reflects the purpose and intention of this Agreement, provided that the Company shall elect to apply the traditional method described by Regulation Section 1.704-3(b), and provided, further, that any items of loss or deduction attributable to property contributed by a Member shall, to the extent of an amount equal to the excess of
(A) the federal income tax basis of such property at the time of its contribution over (B) the Gross Asset Value of such property at such time, be allocated in its entirety to the such contributing Member and the tax basis of such property for purposes of computing the amounts of all items allocated to any other Member (including a transferee of the contributing Member) shall be equal to its Gross Asset Value upon its contribution to the Company. Allocations pursuant to this Section 6.06 are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Member's Capital Account or share of Profits, Losses, other items or distributions pursuant to any provision of this Agreement.




DISTRIBUTIONS
Amounts Distributed.

           Principal Repayments. Promptly, and in any event within five (5) Business Days following its receipt of any Principal Repayment made to the Company on account of or with respect to any Company Loan (including any Shared Loan, but other than any Prior Advance Loan), the Company shall distribute, and the Managing Member shall cause the Company to distribute, to each Member a portion of such Principal Repayment where such portion is equal to such Member's Loan Percentage of such Company Loan.

           Quarterly Distributions. Except as otherwise provided in Article IX and subject to Sections 7.01(c) and 7.07, promptly (and in any event, within five (5) Business Days) following the end of each Fiscal Quarter (commencing with the Fiscal Quarter ending December 31, 2006) the Company shall distribute, and the Managing Member shall cause the Company to distribute, to the Members from (and to the extent of) the Gross Available Cash Flow (determined as of the close of business on the last day of such Fiscal Quarter) the following amounts in accordance with the following steps and in the following priorities:

                  first step (Recovery of Foreclosure Capital Contributions) - to each Member the amount (if any) equal to (A) the aggregate outstanding amount of such Member's Foreclosure Capital Contribution(s) that have not been repaid to such Member as contemplated by this clause
         (i) or otherwise repaid to such Member plus (B) an amount sufficient to pay such Member a nine percent (9%) per annum (calculated on the actual number of days outstanding) return on the aggregate outstanding amount of the Foreclosure Capital Contribution(s) of such Member during such Fiscal Quarter;

                  second step (Management Allocation) - to the BRT Member an amount equal to (A) one-quarter percent (1/4%) of the weighted average of the aggregate outstanding principal amounts of the Company Loans (exclusive of any Non-Performing Company Loans) during such Fiscal Quarter (provided that, for any Fiscal Quarter that is less than three full calendar months, the foregoing amount shall be pro rated based upon the length of such Fiscal Quarter compared to the corresponding three full calendar months) plus (B) if, during such Fiscal Quarter, the Company has recovered on and with respect to any Non-Performing Company Loan an amount (net of all legal fees and other related costs of recovery) equal to or in excess of the outstanding principal amount of such Non-Performing Company Loan, an amount equal to the Management Distribution Shortfall for such Non-Performing Company Loan or, if less, the amount of such excess, plus the amount (if any) of the Carry-over Management Distribution (determined as of the close of business on the last day of such Fiscal Quarter), if any;

                  third step (Priority Member Advances) - to each Member the amount (if any) equal to (A) the aggregate outstanding amount of such Member's Priority Member Advance(s) that have not been repaid to such Member as contemplated by this clause (iii) or otherwise repaid to such Member plus (B) an amount sufficient to pay such Member a twelve percent (12%) per annum (calculated on the actual number of days outstanding) return on the aggregate outstanding amount of the Priority Member Advance(s) of such Member during such Fiscal Quarter.

                  fourth step (Company Loan Origination Fees) - with respect to each Company Loan that was initially made or advanced by the Company during such Fiscal Quarter, (A) to the CIT Member an amount equal to
         (I) the CIT Loan Fee Portion of the Company Loan Origination Fee that was received by the Company during such Fiscal Quarter plus (II) the amount (if any) of the Carry-over CIT Loan Fee Distribution (determined as of the close of business on the last day of such Fiscal Quarter), if any and (B) to the BRT Member an amount equal to (I) the BRT Loan Fee Portion of the Company Loan Origination Fee that was received by the Company during such Fiscal Quarter plus (II) the amount (if any) of the Carry-over BRT Loan Fee Distribution (determined as of the close of business on the last day of such Fiscal Quarter), if any.

           Application of Principles for Allocations. Notwithstanding anything contained in Section 7.01(b) to the contrary, the distributions provided for under Section 7.01(b) shall be made in accordance with the following principals:

                  the aggregate amount of the distributions to be made pursuant to Section 7.01(b) for or with respect to any Fiscal Quarter shall not exceed the amount of the Gross Available Cash Flow (determined as of the close of business on the last day of such Fiscal Quarter);

                  the aggregate amount of the distributions to be made pursuant to any step set forth under Section 7.01(b) for or with respect to any Fiscal Quarter shall not exceed the balance of (A) the amount of the Gross Available Cash Flow (determined as of the close of business on the last day of such Fiscal Quarter) less (B) the aggregate amount of all distributions provided to be made pursuant to any and all prior step(s) set forth under Section 7.01(b) for or with respect to such Fiscal Quarter; and

                  in the event the balance (as contemplated under the foregoing clause (ii)) available to be distributed to the Members pursuant to any step under Section 7.01(b) is not sufficient to pay to the Members the full amount provided to be distributed to the Members pursuant to such step (exclusive of any limitation thereof contemplated by the foregoing provisions of this Section 7.01(c)), such balance shall be allocated and distributed to and among the Members in proportion to the respective amounts that would have been distributed to the Members if such balance had equaled or exceeded the full amount provided to be distributed to the Members pursuant to such step (exclusive of any limitation thereof contemplated by the foregoing provisions of this
         Section 7.01(c)).

           Quarterly Distributions of Net Available Cash Flow. Except as otherwise provided in Article IX, promptly (and in any event, within five (5) Business Days) following the end of each Fiscal Quarter (commencing with the Fiscal Quarter ending December 31, 2006, 2007), other than the last Fiscal Quarter of any Fiscal Year, the Company shall distribute, and the Managing Member shall cause the Company to distribute, to the Members from (and to the extent of) the Net Available Cash Flow (determined as of the close of business on the last day of such Fiscal Quarter) the following amounts in accordance with the following steps:

                  first step, to each Member, an amount sufficient (when aggregated with the Included Distribution Amount for the such Member for such Fiscal Quarter) to pay such Member a nine percent (9%) per annum (calculated on the actual number of days outstanding) return on the Outstanding Advances of such Member during such Fiscal Quarter, provided that, if the amount of such Net Available Cash Flow is not sufficient to make the distribution provided for pursuant to this clause (i), an amount equal to such Net Available Cash Flow shall be allocated and distributed to and among the Members so that, for such Fiscal Quarter, each Member will have received, pursuant to this clause
         (i) (when aggregated with its respective Included Distribution Amounts for such Fiscal Quarter), a per annum (calculated on the actual number of days outstanding) return on its respective Outstanding Advances during such Fiscal Quarter equal to the per annum (calculated on the actual number of days outstanding) return that each other Member receives, pursuant to this clause (i), on its respective Outstanding Advances during such Fiscal Quarter; and

                  second step, an amount equal to the balance of such Net Available Cash Flow (after deducting therefrom the amount provided to be distributed pursuant to the foregoing first step, shall be allocated and distributed (A) thirty-seven and one-half percent (37 1/2%) to the CIT Member and (B) sixty-two and one-half percent (62 1/2%) to the BRT Member.

           Annual Distributions of Net Available Cash Flow. Except as otherwise provided in Article IX, promptly (and in any event, within five (5) Business
Days) following the end of each Fiscal Year (commencing with the Fiscal Year ending December 31, 2006), the Company shall distribute, and the Managing Member shall cause the Company to distribute, to the Members from (and to the extent of) the Net Available Cash Flow (determined as of the close of business on the last day of such Fiscal Year) the following amounts in accordance with the following steps:

                  first step, to each Member, an amount sufficient (when aggregated with (A) the Included Distribution Amount(s) for such Member for all of the Fiscal Quarters ending during such Fiscal Year and (B) all distributions theretofore made to such Member pursuant to Section 7.01(d) for all of the Fiscal Quarters ending during such Fiscal Year) to pay such Member a nine percent (9%) per annum (calculated on the actual number of days outstanding) return on the Outstanding Advances of such Member during such Fiscal Year, provided that, if the amount of such Net Available Cash Flow is not sufficient to make the distributions provided for pursuant to this clause (i), an amount equal to such Net Available Cash Flow shall be allocated and distributed to and among the Members so that, for such Fiscal Year, each Member will have received, pursuant to this clause (i) (when aggregated with (A) the its respective Included Distribution Amounts for all of the Fiscal Quarters ending during such Fiscal Year and (B) all distributions theretofore made to such Member pursuant to Section 7.01(d) for all of the Fiscal Quarters ending during such Fiscal Year), a per annum (calculated on the actual number of days outstanding) return on its respective Outstanding Advances during such Fiscal Year equal to the per annum (calculated on the actual number of days outstanding) return that each other Member receives, pursuant to this clause (i), on its respective Outstanding Advances during such Fiscal Quarter; and

                  second step, an amount equal to the balance of such Net Available Cash Flow (after deducting therefrom the amount provided to be distributed pursuant to the foregoing first step, shall be allocated and distributed (A) thirty-seven and one-half percent (37 1/2%) to the CIT Member and (B) sixty-two and one-half percent (62 1/2%) to the BRT Member.

Amounts Withheld. All amounts withheld pursuant to the Code or any provision of any state, local, or foreign tax law with respect to any payment, distribution or allocation to the Company or the Members shall be treated as amounts paid or distributed, as the case may be, to the Members with respect to which such amount was withheld pursuant to this Section 7.02 for all purposes under this Agreement. The Company is authorized to withhold from payments and distributions, or with respect to allocations, to the Members, and to pay over to any federal, state and local government or any foreign government, any amounts required to be so withheld pursuant to the Code or any provisions of any other federal, state, or local law or any foreign law and shall allocate any such amounts to the Members with respect to which such amount was withheld.

Limitations on Distributions. The Company shall make no distributions to any of the Members except (i) as provided in this Article VII or in Article IX or (ii) as agreed to by all of the Members.

Treatment of Certain Payments on Company Loans. Notwithstanding any provision of the relevant Loan Documentation that would provide that any Foreclosure Expenses (or any similar costs or expenses) incurred or expended by the Company (or, with respect to any Shared Loan, BRT) are to be added to, or otherwise constitute, the principal amount of any Company Loan, any repayment made to the Company with respect to such Foreclosure Expenses (or any similar costs or expenses) shall be deemed to be and treated as a Company Loan Non-Principal Repayment. Further, notwithstanding anything to the contrary contained in any Loan Documentation with respect to any Company Loan that is a Non-Performing Company Loan, for so long as such Company Loan is a Non-Performing Company Loan, all payments received by the Company shall (for the purposes of determining whether such payment constitutes a Principal Repayment or a Company Loan Non-Principal Repayment) be deemed applied first to the outstanding principal amount of such Company Loan (exclusive of any portion such principal amount that, under the terms of the Loan Documentation, would be attributable to any Foreclosure Expenses (or any similar costs or expenses) incurred or expended by the Company (or, with respect to any Shared Loan, BRT).

Distributions and Payments to Members. It is the intent of the Members and the Managing Member that no distribution or payment to any Member (including distributions under Sections 7.01 and 9.04) shall be deemed a return of money or other property in violation of the Delaware Act. The payment or distribution of any such money or property to a Member shall be deemed to be a compromise within the meaning of Section 18-502(b) of the Delaware Act, and the Member receiving any such money or property shall not be required to return any such money or property to the Company, any creditor of the Company or any other Person. However, if any court of competent jurisdiction holds that, notwithstanding the provisions of this Agreement, any Member is obligated to return such money or property, such obligation shall be the obligation of such Member and not of the Company, any other Member or the Managing Member. Any amounts required to be paid under such obligation shall be treated as a permitted additional Capital Contribution.

 Payments Due with respect to Lost Principal. If, as of the end of any Fiscal Year, there is a CIT Loan Principal Shortfall, then, within ten (10) days following the end of such Fiscal Year, the BRT Member shall pay to the CIT Member an amount equal to the least of the following:

           an amount equal to such CIT Loan Principal Shortfall;

           an amount equal to seventy-five percent (75%) of the aggregate of (i) the amount (if any) distributed or required to be distributed to the BRT Member for or with respect to such Fiscal Year pursuant to clause (ii) of Section 7.01(e) plus
                    (ii) the amount(s) (if any) distributed to the BRT Member for or with respect to the Fiscal Quarters ending during such Fiscal Year (other than the last Fiscal Quarter of such Fiscal Year) pursuant to clause (ii) of Section 7.01(d); or

           seventy-five percent (75%) of the Maximum BRT Loan Loss Amount.

Payments to REIT. The BRT Member hereby authorizes and instructs the Company that, with respect to each quarterly distribution contemplated to be made under the fourth step of Section 7.01(b), the Company shall deduct from, and shall pay to REIT (at such address as may be set forth in written instructions given by the BRT Member to the Company) from, such distribution an amount equal to the portion of such distribution that is payable on account of the Medium Amount (if any) of any Company Loan Origination Fee that was paid to the Company during the Fiscal Quarter with respect to which such distribution is to be made, and the Parties agree that (notwithstanding anything contained herein to the contrary, but subject to the immediately following sentence), unless and until such authorization and instructions are revoked in writing given by the BRT Member to the Company and the other Members, the Company shall make such payment to REIT. Any such payment to REIT shall, for purposes of this Agreement, be deemed distributed to the BRT Member.




         ADMISSION OF MEMBERS AND RESTRICTIONS ON TRANSFER

No New or Additional Members. Except as contemplated in the following provisions of this Article VIII with respect to a permitted Transfer of an Interest, no Person may be admitted as a Member without the written consent of all Members.

No Transfer. Except as expressly permitted under Section 8.03 and, as applicable, Section 8.05, no Member may Transfer, directly or indirectly, all or any portion of its Interest without the prior written consent of the other Members (which may be withheld or granted in the sole discretion of such other Members). Any attempt to Transfer any Interest in violation of this Agreement shall be null and void and of no force or effect.

Permitted Transfers. Any Member may, upon at least ten (10) days' prior written notice to the Company and the other Member(s), transfer and assign all of its Interests to a 100% Affiliate of such Member, provided that (a) the transferee of such Interests shall, prior to or simultaneously with such transfer, execute and deliver to the Company and the other Members a joinder or other agreement (in form and substance acceptable to the Company and the other Members) pursuant to which such transferee agrees to be bound by all of the terms, conditions and provisions this Agreement as a Member in the place and stead of the transferor Member and (b) the transferor Member shall not be released or relieved of any of its obligations and liabilities hereunder to the extent such transferee fails to perform or fulfill such obligations and liabilities. The provisions of this
Section 8.03 will not apply to or be deemed to authorize or permit any collateral transfer of, or grant of a security interest in, a Member's Interest or in any Property.

Limitation on Resignations. No Member may, without the prior written consent of the other Member(s), resign from the Company, except as a result of such Member's involuntary dissolution or final adjudication as bankrupt or in connection with a permitted Transfer.

Conditions on Transfer.

         Notwithstanding anything to the contrary contained in this Agreement, no Transfer of all or any part of any Interest shall be made (a) except in compliance with all applicable securities laws or (b) if such Transfer would violate any loan commitment or other agreement to which the Company is a party or by which it is otherwise bound. As promptly as practicable after the Transfer of any Interest as permitted hereunder, the books and records of the Company shall be changed to reflect such Transfer. All reasonable costs and expenses incurred by the Company in connection with such Transfer shall be paid by the transferee.

         It is expressly understood and agreed that any Transfer otherwise permitted pursuant to this Article VIII shall in all instances be prohibited (and, if consummated, shall be void ab initio) if such Transfer does not comply with all applicable laws, rules and regulations and other requirements of governmental authorities, including, without limitation, Executive Order 13224 (September 23, 2001), the rules and regulations of the Office of Foreign Assets Control, Department of Treasury, and any enabling legislation or other Executive Orders in respect thereof. In addition, each transferee of any Interest shall be required to make the representations and warranties set forth in Section 10.02 to the other Member(s) and the Company as of the date of the Transfer of such Interest. Each Member shall be deemed to make the representations and warranties set forth in Section 10.02(h) to the other Member(s) and the Company on behalf of any Person that acquires a beneficial ownership interest in such Member, with such representations and warranties to be effective as of the date of such acquisition.

Distributions and Allocations in Respect of Transferred Interests. If any Interest is Transferred during any Allocation Year in compliance with the provisions of this Article VIII, Profits, Losses, each item thereof, and all other items attributable to the Transferred Interest for such Allocation Year shall be divided and allocated between the transferor and the transferee by taking into account their varying Interests during the Fiscal Year in accordance with Code Section 706(d), using any conventions permitted by law and agreed to by the transferor and transferee. All distributions on or before the date of such Transfer shall be made to the transferor, and all distributions thereafter shall be made to the transferee. Solely for purposes of making such allocations and distributions, the Company shall recognize such Transfer not later than the end of the calendar month during which it is given notice of such Transfer, provided that, if the Company is given notice of a Transfer at least ten (10) Business Days prior to the Transfer, the Company shall recognize such Transfer as of the date of such Transfer, and provided further that, if the Company does not receive a notice stating the date such Interest was Transferred and such other information as the Managing Member may reasonably require within thirty
(30) days after the end of the Allocation Year during which the Transfer occurs, then all such items shall be allocated, and all distributions shall be made, to the Person who, according to the books and records of the Company, was the owner of the Interest on the last day of such Allocation Year.



                           DISSOLUTION AND TERMINATION

Dissolution and Liquidation. The Company shall dissolve and shall commence winding up and liquidating upon the first to occur of any of the following events (each a "Liquidating Event"):

            the sale, condemnation or other disposition of all the assets of the Company and the receipt of all consideration therefor;

           the lapse of sixty (60) days following the date on which any Member gives written notice to the Company, the Managing Member and the other Member(s) that such Member desires that the Company be dissolved and wound up (any such notice, a "Wind-Up Notice");

           the determination of all of Members to dissolve the Company;

           the resignation, expulsion, bankruptcy or dissolution of any Member or the occurrence of any other event that terminates the continued membership of any Member in the Company, unless, within ninety (90) days after such event, each of the remaining Members elects in writing to continue the business of the Company; or

           the happening of any other event that makes it unlawful, impossible or impractical to carry on the business of the Company.

The Members hereby agree that, notwithstanding any provision of the Delaware Act, the Company shall not dissolve prior to the occurrence of a Liquidating Event.

Reconstitution. If it is determined, by a court of competent jurisdiction, that the Company has dissolved prior to the occurrence of a Liquidating Event, then within a period (the "Reconstitution Period") of an additional ninety (90) days after such determination, all of the Members may elect to reconstitute the Company and continue its business on the same terms and conditions set forth in this Agreement by forming a new limited liability company on terms identical to those set forth in this Agreement. Unless such an election is made within the Reconstitution Period, the Company shall dissolve and wind up its affairs in accordance with this Article IX. If such an election is made within the Reconstitution Period, then:

           the reconstituted limited liability company shall continue until the occurrence of a Liquidating Event as provided in Section 9.01; and

           unless otherwise agreed to by all of the Members, the Certificate of Formation and this Agreement shall, subject to any requirement under the Delaware Act to file a new certificate of formation, automatically constitute the certificate of formation and operating agreement of such new company. All of the assets and liabilities of the dissolved Company shall be deemed to have been automatically assigned, assumed, conveyed and transferred to the new company. No bond, collateral, assumption or release of any Member's or the Company's liabilities shall be required;

  provided, however, that the right of the Members to select successor managers and to reconstitute and continue the business of the Company shall not exist and may not be exercised unless the Company has received an opinion of counsel that the exercise of the right would not result in the loss of limited liability of any Member and neither the Company nor the reconstituted limited liability company would cease to be treated as a partnership for federal income tax purposes upon the exercise of such right to continue.

Transfer Not Effecting Termination. Without limiting, but subject to, the other provisions hereof, the Transfer of all or any part of a Member's Interest permitted hereunder will not result in the dissolution of the Company. Except as contemplated by Section 9.01 or otherwise specifically provided in this Agreement, each Member agrees that, without the consent of the other Member(s), no Member may withdraw from or cause a voluntary dissolution of the Company. In the event any Member withdraws from or causes a voluntary dissolution of the Company in contravention of this Agreement, such withdrawal or the causing of a voluntary dissolution shall not affect such Member's liability for obligations of the Company.

Winding Up. Upon the occurrence of (i) a Liquidating Event or (ii) the determination by a court of competent jurisdiction that the Company has dissolved prior to the occurrence of a Liquidating Event (unless the Company is reconstituted pursuant to Section 9.02), the Company shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets and satisfying the claims of its creditors and the Members, and no Member shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Company's business and affairs, provided that, to the extent not inconsistent with the foregoing, all covenants contained in this Agreement and obligations provided for in this Agreement shall continue to be fully binding upon the Members until such time as the assets of the Company have been distributed pursuant to this Section 9.04 or to a trust as contemplated by Section 9.05 and the Certificate of Formation has been canceled pursuant to the Delaware Act. The Liquidating Member shall be responsible for, as promptly as possible, but in an orderly and businesslike and commercially reasonable manner, overseeing the winding up and dissolution of the Company, which winding up and dissolution shall be completed within ninety (90) days (or such longer period as may be agreed to in writing by all Members) of the occurrence of the Liquidating Event and within ninety (90) days (or such longer period as may be agreed to in writing by all Members) after the last day on which the Company may be reconstituted pursuant to Section 9.02. The Liquidating Member shall take full account of the Company's liabilities and assets and shall cause the Company's assets or the proceeds from the sale thereof, to the extent sufficient therefor, to be applied and distributed, to the maximum extent permitted by law, in the following order:

         first, to creditors in satisfaction of all of the Company's Debts and other Liabilities (whether by payment or the making of reasonable provision for payment thereof to the extent required by Section 18-804 of the Act), other than liabilities for distribution to Members under Section 18-601 or Section 18-604 of the Act;

         second, to Members and former Members of the Company in satisfaction of liabilities for distribution under Section 18-601 or Section 18-604 of the Act; and

         the balance, if any, to the Members in accordance with the positive balance in their Capital Accounts, after giving effect to all contributions, distributions and allocations for all periods.

Compliance with Certain Requirements of Regulations; Deficit Capital Accounts. In the event the Company is "liquidated" within the meaning of Regulations
Section 1.704-1(b)(2)(ii)(g), distributions shall be made pursuant to this
Article IX to the Members who have positive Capital Accounts in compliance with Regulations Section 1.704-1(b)(2)(ii)(b)(2). If any Member has a deficit balance in its Capital Account (after giving effect to all contributions, distributions and allocations for all Allocation Years, including the Allocation Year during which such liquidation occurs), such Member shall have no obligation to make any contribution to the capital of the Company with respect to such deficit, and such deficit shall not be considered a debt owed to the Company or to any other Person for any purpose whatsoever. In the discretion of the Liquidating Member, a pro rata portion of the distributions that would otherwise be made to the Members pursuant to this Article IX may be:

         distributed to a trust established for the benefit of the Members for the purposes of liquidating the Company's assets, collecting amounts owed to the Company and paying any contingent or unforeseen liabilities or obligations of the Company. The assets of any such trust shall be distributed to the Members from time to time, in the reasonable discretion of the Liquidating Member, in the same proportions as the amount distributed to such trust by the Company would otherwise have been distributed to the Members pursuant to Section 9.04; or

         withheld to provide a reasonable reserve for the Company's liabilities
                  (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Company, provided that such withheld amounts shall be distributed to the Members as soon as practicable.

Deemed Distribution and Recontribution. Notwithstanding any other provision of this Article IX, in the event the Company is liquidated within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g) but no Liquidating Event has occurred, the assets of the Company shall not be liquidated, the Company's debts and other liabilities shall not be paid or discharged, and the Company's affairs shall not be wound up. Instead, solely for federal income tax purposes, the Company shall be deemed to have contributed all its assets and liabilities to a new limited liability company in exchange for an interest in such new company and, immediately thereafter, the Company will be deemed to liquidate by distributing interests in the new limited liability company to the Members.

Distributions in Kind. For the purposes of making distributions required by
Section 9.04, the Liquidating Member may determine whether to distribute all or any portion of the Company's assets in-kind or to sell all or any portion of the Company's assets and distribute the proceeds therefrom, provided that the Liquidating Member shall not distribute any of the Company's assets, other than cash, to any Member without its prior written consent.

Rights of Members. Except as otherwise provided in this Agreement, each Member shall look solely to the assets of the Company for the return of its Capital Contributions and shall have no right or power to demand or receive assets other than cash from the Company. If the assets of the Company remaining after payment or discharge of the debts or liabilities of the Company are insufficient to return such Capital Contributions, the Members shall have no recourse against the Company, the Managing Member or any other Member.

Allocations and Distributions during Period of Liquidation. During the period commencing on the first day of the Fiscal Year during which a Liquidating Event occurs and ending on the date on which all of the assets of the Company have been distributed pursuant to Section 9.02 or to a trust as contemplated by
Section 9.05, the Members shall continue to share Profits, Losses, gain, loss and other items of Company income, gain, loss or deduction in the manner provided in Article VI but no distributions shall be made pursuant to Article VII.

Character of Liquidating Distributions. All payments made in liquidation of the Interest of a Member shall be made in exchange for the Interest of such Member in the Company's assets pursuant to Code Section 736(b)(1), including the interest of such Member in Company goodwill.

Effect of Wind-Up Notice. Notwithstanding anything contained herein to the contrary, from and after the date the Managing Member receives a Wind-up Notice, the Managing Member shall not (pursuant to Section 5.02 or otherwise) make a capital call or other request or demand on any Member to make any additional capital contribution to the Company, and no Member shall be obligated to make any additional capital contribution to the Company, except with respect to any Loan Commitment that the Company has theretofore entered into or that the Company enters into within sixty (60) days following the date the Managing Member receives a Wind-up Notice.

Compensation. Neither the Liquidating Member, the Managing Member nor any other Member shall receive, or be entitled to receive, any additional compensation for any services performed pursuant to or in connection with this Article IX.



                         Representations And Warranties

In General. As of the Effective Date, each Member makes each of the representations and warranties applicable to such Member as set forth in Section 10.2, and such warranties and representations shall survive the execution of this Agreement.

Representations and Warranties. Each Member hereby represents and warrants to the other Members that:

         Due Incorporation or Formation; Authorization of Agreement. Such Member is a corporation duly organized or a partnership or limited liability company duly formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation and has the corporate, partnership or company power and authority to own its property and carry on its business as owned and carried on at the date hereof and as contemplated hereby. Such Member is duly licensed or qualified to do business and in good standing in each of the jurisdictions in which the failure to be so licensed or qualified would have a materially adverse effect on its financial condition or its ability to perform its obligations hereunder. Such Member has the corporate, partnership or company power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and the execution, delivery and performance of this Agreement by such Member has been duly authorized by all necessary corporate, partnership or company action on the part of such Member. This Agreement constitutes the legal, valid, binding and enforceable obligation of such Member, enforceable against such Member in accordance with the terms hereof, subject to the application of principles of equity and laws governing insolvency and creditors' rights generally.

         No Conflict with Restrictions; No Default. Neither the execution, delivery and performance of this Agreement by such Member nor the consummation by such Member of the transactions contemplated hereby to be consummated by such Member (i) will conflict with, violate or result in a breach of any of the terms, conditions or provisions of any law, regulation, order, writ, injunction, decree, determination or award of any court, any governmental department, board, agency or instrumentality, domestic or foreign, or any arbitrator applicable to such Member, (ii) will conflict with, violate, result in a breach of or constitute a default under any of the terms, conditions or provisions of the articles of incorporation, bylaws, partnership agreement or operating agreement (or any other governing instrument) of such Member or of any material agreement or instrument to which such Member is a party or by which such Member is or may be otherwise bound or to which any of its material properties or assets is subject, (iii) will conflict with, violate, result in a breach of, constitute a default under (whether with notice or lapse of time or both), accelerate or permit the acceleration of the performance required by, give to others any material interests or rights, or require any consent, authorization or approval under, any indenture, mortgage, lease agreement or instrument to which such Member is a party or by which such Member is or may be otherwise bound, or (iv) will result in the creation or imposition of any lien, claim or encumbrance upon any of the material properties or assets of such Member.

         Governmental Authorizations. Any registration, declaration or filing with, or consent, approval, license, permit or other authorization or order by, any governmental or regulatory authority, domestic or foreign, that is required in connection with the valid execution, delivery, acceptance and performance by such Member of this Agreement or the consummation by such Member of any transaction contemplated hereby to be consummated by such Member has been completed, made or obtained on or before the Effective Date.

         Litigation. There are no actions, suits, proceedings or investigations pending or, to the knowledge of such Member, threatened against or affecting such Member or any of its properties, assets or businesses in any court or before or by any governmental department, board, agency or instrumentality, domestic or foreign, or any arbitrator that, based on the good faith evaluation of management of such Member, are deemed to have merit and could, if adversely determined (or, in the case of an investigation could lead to any action, suit or proceeding, that, based on the good faith evaluation of management of such Member, would have merit and if adversely determined could) reasonably be expected to materially impair such Member's ability to perform its obligations under this Agreement; and such Member has not received any currently effective notice of any default, and such Member is not in default, under any applicable order, writ, injunction, decree, permit, determination or award of any court, any governmental department, board, agency or instrumentality, domestic or foreign, or any arbitrator that could reasonably be expected to materially impair such Member's ability to perform its obligations under this Agreement.

         Investment Intent and Restricted Securities. Such Member is acquiring its Interest for investment, solely for its own account, with the intention of holding such Interest for investment and not with a view to, or for resale in connection with, any distribution or public offering or resale of any portion of such Interest within the meaning of the Securities Act or any other applicable federal or state security law, rule or regulation (all of the foregoing, collectively, "Securities Laws"). Such Member is acquiring its Interest with, and the source of its Capital Contributions is, its own funds or the funds of a parent entity, and not the funds of any third-party or equity investor. Such Member acknowledges that it is aware that its Interest has not been, and will not be, registered under the Securities Act or under any other Security Laws in reliance upon exemptions contained therein. Such Member understands and acknowledges that its representations and warranties contained herein are being relied upon by the Company, the other Member(s) and the constituent owners of such other Member(s) as the basis for exemption of the issuance of an Interest from registration requirements of the Securities Act and other Securities Laws. Such Member acknowledges that the Company will not and has no obligation to register any Interest in the Company under the Securities Act or other Securities Laws. No advertisement or other general solicitation was made to such Member with respect to any offer to sell, or a solicitation of an offer to buy, any Interest.

         Investment Company Act; Public Utility Holding Company Act. Neither such Member nor any of its Affiliates is, nor will the Company as a result of such Member holding an interest in the Company be, an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended. Neither such Member nor any of its Affiliates is, nor will the Company as result of such Member holding an interest in the Company be, a "holding company," "an affiliate of a holding company" or a "subsidiary of a holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935, as amended.

         Investigation. Such Member is acquiring its Interest based upon its own investigation, and the exercise by such Member of its rights and the performance of its obligations under this Agreement will be based upon its own investigation, analysis and expertise. Such Member's acquisition of its Interest is being made for its own account for investment, and not with a view to the sale or distribution thereof. Such Member is a sophisticated investor possessing an expertise in analyzing the benefits and risks associated with acquiring investments that are similar to the acquisition of its Interest. Such Member acknowledges that prior to its execution of this Agreement, it received a copy of this Agreement and that it examined this document or caused this document to be examined by its representative or attorney. Such Member does hereby further acknowledge that it or its representative or attorney is familiar with this Agreement and with the business and affairs of the Company and that, except as otherwise specifically provided in this Agreement, it does not desire any further information or data relating to the Company, or the other Member(s). Such Member does hereby acknowledge that it understands that the acquisition of its Interest is a speculative investment involving a high degree of risks and does hereby represent that it has a net worth sufficient to bear the economic risk of its investment in the Company and to justify its investing in a highly speculative venture of this type.

         Compliance with Regulatory Requirements. Such Member is in compliance with Executive Order 13224 (September 23, 2001), the rules and regulations of the Office of Foreign Assets Control, Department of Treasury, and any enabling legislation or other Executive Orders in respect thereof. At all times, including after giving effect to any Transfers permitted pursuant to this Agreement, (a) none of the funds or other assets of such Member constitutes property of, or are beneficially owned, directly or indirectly, by any Person subject to trade restrictions under U.S. law (including the International Emergency Economic Powers Act, 50 U.S.C. ss.ss. 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder) (any such person, entity or government, an "Embargoed Person") with the result that the investment in such Member (whether directly or indirectly) is prohibited by any applicable law, rule, regulation, order or decree; (b) no Embargoed Person has any interest of any nature whatsoever in such Member with the result that the investment in such Member (whether directly or indirectly) is prohibited by any applicable law, rule, regulation, order or decree; and (c) none of the funds of such Member have been derived from any unlawful activity with the result that the investment in such Member (whether directly or indirectly) is prohibited by any applicable law, rule, regulation, order or decree. If applicable to such Member, such Member has implemented a corporate anti-money laundering plan that is reasonably designed to ensure compliance with applicable foreign and U.S. anti-money laundering laws. Such Member is familiar with the U.S. Government Blacklists maintained by applicable U.S. Federal agencies, and none of its investors, officers or directors is on the U.S. Government Blacklists.



                                  RESTRICTIONS

 Restrictive Covenants.

         During the Restricted Period, unless otherwise agreed to by BRT or the BRT Member, CIT will not cause, and will not allow or permit, the CRE Unit to make (or to cause any of its Affiliates to make) any Commercial Real Estate Loan to any Borrower that has been initially introduced to the Company by any BRT Mortgage Broker, the BRT Member or any of its Affiliates. For avoidance of doubt, neither the CIT Member nor the CRE Unit shall be precluded from (i) making any loans to, or otherwise dealing with, (A) any Person (other than Steven Green or his known Affiliates) with which CIT or any of its Affiliates has, prior to the Effective Date, had any business relations, (B) any Person that was introduced to CIT or any of its Affiliates other than by or through the Company, any BRT Mortgage Broker, the BRT Member or any of its Affiliates or (C) any Affiliate of any Person referred to in the foregoing clause (A) or (B) or
(ii) from making any loans (other than Commercial Real Estate Loans) to any Borrower.

         Unless otherwise agreed to by BRT or the BRT Member, CIT shall undertake in good faith to cause the CRE Unit (i) not to solicit, during the Restricted Period, any BRT Mortgage Broker specified in Part I of Exhibit A attached hereto with respect to any Commercial Real Estate Loan and (ii) not to solicit, during the Shortened Restricted Period, any BRT Mortgage Broker specified in Part II of Exhibit A attached hereto with respect to any Commercial Real Estate Loan.

         During the term of this Agreement, unless otherwise agreed to by CIT or the CIT Member, BRT will not, and will not allow or permit any of its Affiliates to, make any Commercial Real Estate Loan (other than (i) by and through the Company and (ii) the portion of any Shared Loan contemplated hereunder to be funded by BRT directly, rather than through the Company); provided, however, that (i) neither BRT nor any of its Affiliates shall be precluded from making any Disapproved Loan and (ii) neither BRT nor any of its Affiliates shall be precluded from making any Commercial Real Estate Loan if the Company would not be able to make such Commercial Real Estate Loan because of the absence of available funding (whether from contributions from the Members pursuant to a capital call that has been or could be make under Section 5.02(a) or from funds that have been or could be obtained from any Third Party Financing).

         During the term of this Agreement, BRT will not, and will not allow or permit any of its Affiliates to, enter into (i) any transaction or other arrangement with any other Person pursuant to which BRT or any of its Affiliates would agree or otherwise undertake to make, manage or service any third party's mortgage loan portfolio or other real estate loans or (ii)

any joint venture, partnership or other jointly-owned arrangement or entity the purpose of which is to make, manage or service any third party's mortgage loan portfolio or other real estate loans.

         During the term of this Agreement, CIT will undertake in good faith to cause the CRE Unit to introduce or otherwise direct to the Company any opportunity of which the CIT Member becomes aware involving a prospective Borrower who is seeking to obtain a loan that would meet all of the criteria set forth in Section 2.08 and that would not require any approval contemplated under
Section 2.09, provided that such obligation shall not apply if the Company would not be able to make such loan because of the absence of available funding (whether from contributions from the Members pursuant to a capital call that has been or could be make under Section 5.02(a) or from funds that have been or could be obtained from any Third Party Financing).

         Notwithstanding anything contained herein to the contrary, neither CIT nor the CRE Unit shall be deemed to be precluded or prohibited from participating in any loan or any group of related loans with any other Person or from investing in any pool or other group of loans that have been originated or funded by any other Person.

          Notwithstanding anything contained herein to the contrary, CIT shall be entitled, whether during or after the Restricted Period, (directly or through any Affiliate) to enter into a joint venture or other arrangement with another Person for the purposes of making or investing in Commercial Real Estate Loans, provided that, prior to making entering into any such joint venture or other arrangement, that is entered into during the Restricted Period (any such action by CIT, whether directly or through any Affiliate, is hereinafter referred to as a "Joint Venture Action"), CIT shall first have complied with the following provisions of this Section 11.01(g). At least thirty (30) days prior to entering into any Joint Venture Action, CIT shall give BRT written notice of CIT's desire or intention to do so, which notice shall set forth the nature and the principal terms and conditions of such Joint Venture Action. In the event BRT desires to participate in an amount of up to twenty-five percent (25%) of CIT's investment, commitment and/or involvement in such Joint Venture Action, then, within twenty
(20) days following its receipt of the aforesaid notice, BRT shall give CIT written notice of BRT's commitment to do so (which notice (a "BRT Joint Venture Commitment Notice") shall specify the percentage participation of CIT's investment, commitment and/or involvement in such Joint Venture Action that BRT will assume (such percentage participation is hereinafter referred to as "BRT's Joint Venture Percentage Commitment"). In the event BRT gives a timely BRT Joint Venture Commitment Notice to CIT as contemplated by the immediately preceding sentence, then CIT shall not close or otherwise proceed with such Joint Venture Action unless BRT is provided with an opportunity, upon the closing or consummation of such Joint Venture Action, to participate (in the amount of BRT's Joint Venture Percentage Commitment) in CIT's investment, commitment and/or involvement in such Joint Venture Action upon the same or substantially the same terms and conditions as CIT (with it being agreed that any differences in terms and conditions that are dependent upon or related to the different proportionate interests of CIT and BRT in such Joint Venture Action shall not cause such terms and conditions not to be substantially the same). In the event BRT fails to give a timely BRT Commitment Notice CIT shall not proceed with such Joint Venture Action during the Restricted Period without BRT's prior consent; provided, however, that CIT shall be entitled to proceed with such Joint Venture Action without any consent from BRT if any Member gives or has given a Wind-Up Notice.

         Notwithstanding anything contained herein to the contrary, CIT shall be entitled, whether during or after the Restricted Period, (directly or through any Affiliate) to lend funds to another Person that makes Commercial Real Estate Loans, provided that, prior to making any such loan transaction during the Restricted Period (any such loan transaction by CIT, whether directly or through any Affiliate, is hereinafter referred to as an "Investment"), CIT shall first have complied with the following provisions of this Section 11.01(h). At least thirty (30) days prior to making any Investment, CIT shall give BRT written notice of CIT's desire or intention to do so, which notice shall set forth the nature and the principal terms and conditions of such Investment. In the event BRT desires to participate in an amount of up to twenty-five percent (25%) of CIT's investment and/or commitment in such Investment, then, within twenty (20) days following its receipt of the aforesaid notice, BRT shall give CIT written notice of BRT's commitment to do so (which notice (a "BRT Investment Commitment Notice") shall specify the percentage participation of CIT's investment and/or commitment in such Investment that BRT will assume (such percentage participation is hereinafter referred to as "BRT's Investment Percentage Commitment"). In the event BRT gives a timely BRT Investment Commitment Notice to CIT as contemplated by the immediately preceding sentence, then CIT shall not close or otherwise proceed with such Investment unless BRT is provided with an opportunity, upon the closing or consummation of such Investment, to participate (in the amount of BRT's Investment Percentage Commitment) in CIT's investment and/or commitment in such Investment upon the same or substantially the same terms and conditions as CIT (with it being agreed that any differences in terms and conditions that are dependent upon or related to the different proportionate interests of CIT and BRT in such Investment shall not cause such terms and conditions not to be substantially the same). In the event BRT fails to give a timely BRT Investment Commitment Notice or gives a timely BRT Investment Commitment Notice but fails to proceed timely with BRT's Investment Percentage Commitment in such Investment, then CIT shall be entitled, without any participation by BRT, to proceed with such Investment.

         BRT shall not, without the prior written consent of CIT, directly or indirectly Transfer all or any portion of its interest in the BRT Member to any Person that is not a 100% Affiliate of BRT. CIT shall not, without the prior written consent of BRT, directly or indirectly Transfer all or any portion of its interest in the CIT Member to any Person that is not a 100% Affiliate of CIT.




MISCELLANEOUS
Further Assurances. Each Party, upon the reasonable request of any other Party, shall do and perform all such further acts and execute, acknowledge and deliver all such further instruments and documents as may be necessary or desirable to carry out, evidence and reflect the transactions contemplated hereby or otherwise carry out and perform the provisions of this Agreement.

Expenses. Each Member will bear all of its own expenses in connection with the preparation and negotiation of this Agreement and the consummation and performance of its obligations thereunder.

Indemnification.

         Each of the Parties (an "Indemnifying Party") shall indemnify and hold harmless each other Party and its respective directors, officers, employees, agents and affiliates (each of the foregoing, an "Indemnified Party") from and against, and shall reimburse each Indemnified Party for, any and all liabilities, losses, damages, costs and expenses (including reasonable attorneys' fees and other legal costs, including those related to any appeal, and costs of any investigation) that have been suffered or incurred by such Indemnified Party and that have resulted from, or been occasioned by, (a) any breach or violation by the Indemnifying Party of any of its representations, warranties, covenants and other agreements set forth herein or (b) any claim asserted by any third party that, if true, would constitute a breach or violation by the Indemnifying Party of any of its representations, warranties, covenants and other agreements set forth herein (any such claim, a "Third-Party Claim").

         If any Indemnified Party shall receive notice of, or otherwise become aware of the assertion of, a Third-Party Claim with respect to which such Indemnified Party intends to seek indemnification under this Section 12.03, then such Indemnified Party shall give prompt written notice thereof to the Indemnifying Party, which notice shall include or be accompanied with a copy of any summons, complaint or other written evidence of such Third-Party Claim to the extent that such summons, complaint or other written evidence has been received by such Indemnified Party or by any attorney or other agent thereof. The failure of an Indemnified Party to give such notice or to give such notice promptly shall not relieve the Indemnifying Party of its obligation to indemnify such (or any other) Indemnified Party under this Section 12.03 except to the extent that the failure to give such notice or the delay in giving such notice has materially prejudiced the Indemnifying Party in its ability to defend against such Third-Party Claim. The Indemnifying Party shall, with counsel selected by it (which selection shall be subject to the approval of the Indemnified Parties, such approval not to be unreasonably withheld or delayed), be entitled to defend against and settle any Third-Party Claim; provided, however, that its right to do so shall be conditioned upon its having confirmed in writing to the Indemnified Parties its obligation to indemnify them with respect to such Third-Party Claim (any such confirmation, a "Notice to Indemnify") and, provided, further, however, that the Indemnifying Party shall not be entitled to enter into any settlement of any such Third-Party Claim without the prior written consent of the Indemnified Parties, which consent shall not be unreasonably withheld or delayed. Notwithstanding anything contained herein to the contrary, the Indemnifying Party's obligation to indemnify the Indemnified Parties against any Third-Party Claim shall be conditioned upon the Indemnified Parties providing full and timely cooperation in the defense of such Third-Party Claim.

         Notwithstanding anything contained herein to the contrary, except as provided in the next following sentence, the Indemnifying Party shall not be obligated to indemnify any Indemnified Party for, or otherwise pay, any attorneys' fees or other legal or related costs (or any costs of any investigation) suffered or incurred by any Indemnified Party in connection with any Third-Party Claim after such Indemnified Party has received any Notice to Indemnify with respect to such Third-Party Claim; provided, however, that, if, after giving any Notice to Indemnify, the Indemnifying Party reverses its position and claims that it is not required to indemnify any Indemnified Party against the Third-Party Claim, then, in the event the Indemnifying Party is obligated hereunder to indemnify such Indemnified Party with respect to such Third-Party Claim, the Indemnifying Party shall bear and pay the reasonable attorneys' fees and other legal costs, including those related to any appeal, and costs of any investigation, incurred by such Indemnified Party after the Indemnifying Party has reversed its position and claimed that it is not required to indemnify such Indemnified Party against such Third-Party Claim. Notwithstanding the foregoing, if there is a legitimate and good faith conflict of interest between the Indemnifying Party and one or more of the Indemnified Parties in connection with the defense of any Third-Party Claim so that one counsel or law firm could not properly represent both the Indemnifying Party and such Indemnified Parties in connection with such defense, the Indemnifying Party, in the event it is obligated hereunder to indemnify such Indemnified Parties with respect to such Third-Party Claim, shall bear and pay the reasonable attorneys' fees and other legal costs, including those related to any appeal, and costs of any investigation, incurred by such Indemnified Parties in connection with such defense, regardless of whether the Indemnifying Party has given a Notice to Indemnify. However, under no circumstances shall the Indemnifying Party be obligated to pay for the attorneys' fees or related legal fees of more than one attorney or law firm for or on behalf of one or more of the Indemnified Parties.

Notices. All notices, demands, requests, consents, approvals or other communications (each of the foregoing, a "Notice") required or permitted to be given hereunder or pursuant hereto or that are given with respect to this Agreement to any Party shall be in writing and shall be (a) personally delivered, (b) sent by both registered or certified mail, postage prepaid and return receipt requested, and regular first class mail, (c) sent both by facsimile transmission with receipt of transmission confirmed electronically or by telephone and by regular first class mail, or (d) sent by reputable overnight courier service with charges prepaid and delivery confirmed, to the intended recipient at its respective address as set forth below; provided, however, that, if a Party sending any Notice has received written notice in accordance with this Section 12.04 of a more recent address for any intended recipient referred to below, any Notice to such intended recipient shall be delivered or sent to it at the most recent address of which such Party has received such a notice:

         if to the Company:

         BRT Funding LLC
         c/o BRT Realty Trust
         60 Cutter Mill Road, Suite 303
         Great Neck, New York  11021
         Attn: Jeffrey A. Gould, President
         Facsimile number: (516) 773-2770

         and

         CIT
         505 Fifth Avenue, 14th Floor
         New York, New York  10017
         Attn: Timothy M. Zietara, Managing Director - Real Estate Facsimile number: (212) 771-9554 if to the CIT Member:

         CIT
         505 Fifth Avenue, 14th Floor
         New York, New York  10017
         Attn: Timothy M. Zietara, Managing Director - Real Estate Facsimile number: (212) 771-9554 with a copy (which shall not constitute notice) to be simultaneously and sent by the same means to its counsel as follows:

         Stephen D. Millas
         Vice President and Chief Counsel
         Commercial Real Estate
         CIT Capital USA Inc.
         505 5th Avenue
         New York, New York  10017
         Facsimile number: (212) 771-9520

         and

         Reed Smith LLP
         599 Lexington Avenue, 29th Floor
         New York, New York  10022
         Attn: Herbert F. Kozlov, Esq.
         Facsimile number: (212) 521-5400

         if to the BRT Member:

         BRT Realty Trust
         60 Cutter Mill Road, Suite 303
         Great Neck, New York  11021
         Attn: Jeffrey A. Gould, President
         Facsimile number: (516) 773-2770

         with a copy (which shall not constitute notice) to be simultaneously and sent by the same means to its counsel as follows:

         Mark H. Lundy
         Senior Vice President
         BRT Realty Trust
         60 Cutter Mill Road, Suite 303
         Great Neck, New York 11021
         Facsimile number: (516) 466-3132

Any Notice delivered or sent as provided above shall be deemed given when so delivered or sent and shall be deemed received (a) when personally delivered,
(b) three (3) Business Days after being mailed as above provided, (c) when sent by facsimile transmission as above provided, or (d) one (1) Business Day after being sent by courier as above provided; provided, however, that any Notice specifying a new address to which any Notice shall be sent shall be deemed received only when actually received; and provided further that any Notice that is personally delivered after 4 PM or is sent by facsimile after 4 PM shall be deemed to have been delivered on the next Business Day.

Entire Agreement. This Agreement is intended by the Parties as a final expression of their agreement and is intended to be a complete and exclusive statement of the agreement and understanding of the Parties in respect of the subject matter contained herein, constitutes the entire agreement of the Parties with respect to the subject matter hereof and supersedes, and merges herein, all prior and contemporaneous negotiations, discussions, representations, understandings and agreements among the Parties, whether oral or written, with respect such subject matter. No representation, warranty, restriction, promise, undertaking or other agreement with respect to such subject matter has been made or given by any Party other than those set forth in this Agreement.

Amendment and Waiver. This Agreement may be amended, modified or supplemented only to the extent expressly set forth in writing that is signed by the Party to be charged therewith and that sets forth therein that its purpose is to amend, modify or supplement this Agreement or some term, condition or provision hereof. No waiver of any term, condition or provision of this Agreement or of any breach or violation of this Agreement or any provision hereof shall be effective except to the extent expressly set forth in writing that is signed by the Party to be charged therewith. Without limiting the generality of the foregoing, no failure to object or otherwise act, and no conduct (including, without limitation, any failure or delay in enforcing this Agreement or any provision hereof or any acceptance or retention of payment) or course of conduct or dealing, by any Party shall be deemed (a) to constitute a waiver by such Party of the breach or violation of this Agreement or of any provision hereof by any other Party or (b) to have caused or reflected any amendment or other modification of this Agreement or of any term or provision hereof. Any waiver may be made in advance or after the right waived has arisen or the breach or default waived has occurred, and any waiver may be conditional. No waiver of any breach or violation of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach or violation thereof nor of any other agreement or provision herein contained. No waiver or extension of time for performance of any obligation or act shall be deemed a waiver or extension of the time for performance of any other obligation or act.

Assignment; No Third Party Beneficiaries. This Agreement and the rights, duties and obligations hereunder may not be assigned or delegated by any Party hereto without the prior written consent of each of the other Parties; provided that any Member may, as expressly provided herein, assign its Interest. Except as provided in the immediately preceding sentence, any purported assignment or delegation of rights, duties or obligations hereunder made without the prior written consent of each of the other Parties shall be null and void and of no effect. This Agreement and the provisions hereof shall be binding upon and enforceable against each of the Parties and its successors and assigns and shall inure to the benefit of and be enforceable by each of the Parties and its successors and permitted assigns. Except as expressly provided for in this Agreement, this Agreement is not intended to confer any rights or benefits on any Persons other than the Parties and their successors and permitted assigns. Without limiting the scope or generality of the foregoing, nothing contained in this Agreement is intended or shall be deemed to benefit any creditor of the Company or any Member, and no creditor of the Company or any Member shall be entitled to require the Company to solicit, or the Members to make, any Capital Contribution to the Company or to enforce any right that the Company or any Member may have against any Member under this Agreement or otherwise.

Severability. This Agreement and the terms and provisions hereof shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. In the event any term or provision hereof shall be determined to be invalid or unenforceable as applied to any situation or circumstance or in any jurisdiction, such invalidity or unenforceability shall not apply or extend to any other situation or circumstance or in any other jurisdiction or affect the validity or enforceability of any other term or provision. It is the Parties' intent that this Agreement and each term and provision hereof be enforceable in accordance with its terms and to the fullest extent permitted by law. Accordingly, to the extent any term or provision of this Agreement shall be determined or deemed to be invalid or unenforceable, such provision shall be deemed amended or modified to the minimum extent necessary to make such provision, as so amended or modified, valid and enforceable.

Waiver of Jury Trial; Consent to Jurisdiction. EACH OF THE PARTIES EXPRESSLY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY SUIT, LITIGATION OR OTHER JUDICIAL PROCEEDING REGARDING THIS AGREEMENT OR ANY DISPUTE HEREUNDER OR RELATING HERETO. Each of the Parties agrees that any dispute under or with respect to this Agreement or otherwise arising between them shall be determined before the state or federal courts situated in the City, County and State of New York, which courts shall have exclusive jurisdiction and venue over and with respect to any such dispute, and each of the Parties hereby irrevocably submits to the exclusive jurisdiction and venue of such courts. Each Party agrees not to raise any defense or objection, under the theory of forum non conveniens or otherwise, with respect to the jurisdiction of any such court. In addition to such other method as may available under applicable law, each Party agrees that any summons, complaint or other papers or process in connection with any such dispute may be served on it in the same manner in which a Notice may be given to it pursuant to Section 12.04.

Counterparts. This Agreement may be executed in two or more counterparts and by one or more of the Parties in separate counterparts, each of which when so executed shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth in the introductory paragraph hereof. THE COMPANY:

BRT FUNDING LLC, a Delaware limited liability company

By:
   --------------------------
Name:
     ------------------------
Title:
      -----------------------

CIT MEMBER:                                   BRT MEMBER:
----------                                    ----------

CIT CAPITAL USA INC.,                         BRT JOINT VENTURE NO. 1 LLC, a
a Delaware limited liability company          Delaware limited liability company

By:                                           By:
    -------------------------------             -------------------------------
Name:                                         Name:
     ------------------------                      ------------------------
Title:                                        Title:
      -------------------------------              ----------------------------

ACCEPTED AND AGREED TO AS OF THE EFFECTIVE DATE FOR THE PURPOSES OF SECTION 11.01, ARTICLE XII AND (TO THE EXTENT RELEVANT TO THE FOREGOING) ARTICLE I OF THE FOREGOING AGREEMENT.

CIT:                                        BRT:

CIT CAPITAL USA INC.,                       BRT REALTY TRUST, a Massachusetts
Delaware corporation                        business trust

By:                                         By:
    -------------------------------            -------------------------------
Name:                                       Name:
     ------------------------------              -----------------------------
Title:                                      Title:
      -------------------------------           ------------------------------

                                                              EXHIBIT A
                          LIST OF BRT MORTGAGE BROKERS
The following mortgage brokers shall constitute "BRT Mortgage Brokers":
Part I  (18-Month Restriction)

Broadway Associates (Leiblich)
Chambre & Company
Eastern Union
GCP Capital
John Pollis Associates
Michael Tuck Associates
Paradigm Funding
Rothman & Stein
Shochat Capital
The Finance Group (Rich Santoro, Rafael Fink)
Zev Pollack

Part II  (9-Month Restriction)

Haves Pines Seligman
Pergolis Schwartz
Meridian Capital Group
Singer Bassuk

                                                            EXHIBIT B

                 FORM OF STANDARD RECOURSE CARVE-OUT PROVISIONS

        STANDARD CARVEOUT FOR NON-RECOURSE LOANS OR "WALK AWAY GUARANTEES"


(i) To recover damages, if any, for fraud, material misrepresentation, knowing or intentional breach of warranty made at the time of closing or waste.

(ii) To recover any condemnation proceeds or insurance proceeds or other similar funds which have been misapplied by Borrower and/or Guarantor or which, under the terms of the Loan Documents, should have been paid to Lender.

(iii) To recover any tenant security deposits, tenant letters of credit or other deposits or fees paid to Borrower that are part of the collateral of the Loan or prepaid rents for a period of more than 30 days which have not been delivered to Lender.

(iv) To recover Rents and Profits B (as defined in the Mortgage) received by Borrower after the first day of the month in which an Event of Default (as defined in the Mortgage) occurs and prior to the date Lender acquires title to the Property which have not been applied to the Loan or in accordance with the Loan Documents to operating and maintenance expenses of the Property.

(v) To recover damages, costs and expenses, if any, arising from, or in connection with, the provisions of the Mortgage pertaining to hazardous materials or the provisions of the Environmental Indemnity Agreement.

(vi) To recover all expenses, costs, charges and reasonable legal fees incurred by Lender (including, without limitation, the fees and expenses of experts and consultants) in connection with Lender's attempts to enforce the Mortgage, the Guaranty, the Indemnity Agreement or the carveouts to exculpation of Borrower or Guarantor as set forth herein, and/or

(vii) To recover damages, if any, arising from Borrower's failure to comply with the provisions of the Mortgage pertaining to ERISA.